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                                                                       Exhibit 1

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                              COVANSYS CORPORATION

                                       AND

                       FIDELITY INFORMATION SERVICES, INC.

                                  AS PURCHASER

                           DATED AS OF APRIL 26, 2004

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                                TABLE OF CONTENTS

ARTICLE 1 STOCK PURCHASE.........................................................................................      4
   1.1  SALE AND PURCHASE OF THE SHARES..........................................................................      4
   1.2  CLOSING..................................................................................................      4

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................      5
   2.1  ORGANIZATION.............................................................................................      5
   2.2  CAPITALIZATION...........................................................................................      5
   2.3  AUTHORIZATION AND VALIDITY OF AGREEMENT..................................................................      6
   2.4  NO VIOLATIONS; CONSENTS AND APPROVALS....................................................................      7
   2.5  SEC REPORTS AND FINANCIAL STATEMENTS.....................................................................      7
   2.6  ABSENCE OF CERTAIN CHANGES...............................................................................      8
   2.7  ABSENCE OF UNDISCLOSED LIABILITIES.......................................................................      8
   2.8  INFORMATION IN PROXY STATEMENT...........................................................................      8
   2.9  EMPLOYEE BENEFIT PLANS; ERISA............................................................................      8
   2.10  LITIGATION; COMPLIANCE WITH LAW.........................................................................      9
   2.11  INTELLECTUAL PROPERTY...................................................................................     10
   2.12  MATERIAL CONTRACTS; REGISTRATION RIGHTS AGREEMENTS......................................................     10
   2.13  TAXES...................................................................................................     11
   2.14  ENVIRONMENTAL MATTERS...................................................................................     12
   2.15  SHAREHOLDER APPROVAL....................................................................................     12
   2.16  BROKERS.................................................................................................     12
   2.17  INSURANCE...............................................................................................     13
   2.18  LABOR MATTERS, ETC......................................................................................     13
   2.19  DISCLOSURE..............................................................................................     13
   2.20  TAKEOVER STATUTES.......................................................................................     13
   2.21  CUSTOMERS; LIABILITY FOR DEFECTIVE SERVICES.............................................................     13

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................     14
   3.1  ORGANIZATION.............................................................................................     14
   3.2  AUTHORIZATION; VALIDITY OF AGREEMENT.....................................................................     14
   3.3  CONSENTS AND APPROVALS; NO VIOLATIONS....................................................................     14
   3.4  INFORMATION IN PROXY STATEMENT...........................................................................     15
   3.5  FINANCING................................................................................................     15
   3.6  BROKERS..................................................................................................     15
   3.7  LITIGATION; COMPLIANCE WITH LAW..........................................................................     15
   3.8  KNOWLEDGE................................................................................................     16

ARTICLE 4 COVENANTS OF THE COMPANY...............................................................................     16
   4.1  COVENANTS OF THE COMPANY.................................................................................     16
   4.2  ACCESS AND INFORMATION...................................................................................     17
   4.3  SHAREHOLDERS' MEETING; PROXY STATEMENT...................................................................     17
   4.4  NOTIFICATION OF CERTAIN MATTERS..........................................................................     18
   4.5  PRESS RELEASES; INTERIM PUBLIC FILINGS...................................................................     19
   4.6  LISTING..................................................................................................     19
   4.7  PERIODIC INFORMATION.....................................................................................     19
   4.8  NEW SHAREHOLDERS.........................................................................................     19
   4.9  SHAREHOLDER RIGHTS.......................................................................................     19
   4.10  NO SOLICITATION BY THE COMPANY..........................................................................     19

ARTICLE 5 COVENANTS OF THE COMPANY AND THE PURCHASER.............................................................     20
   5.1  PUBLIC ANNOUNCEMENTS.....................................................................................     20
   5.2  FURTHER ACTIONS..........................................................................................     21

   5.3  FURTHER ASSURANCES.......................................................................................     21

ARTICLE 6 CONDITIONS PRECEDENT...................................................................................     21
   6.1  CONDITION TO OBLIGATIONS OF EACH PARTY...................................................................     21
   6.2  CONDITIONS TO OBLIGATIONS OF THE PURCHASER...............................................................     22
   6.3  CONDITIONS TO OBLIGATIONS OF THE COMPANY.................................................................     23

ARTICLE 7 TERMINATION............................................................................................     24
   7.1  TERMINATION..............................................................................................     24
   7.2  EFFECT OF TERMINATION....................................................................................     24

ARTICLE 8 INDEMNIFICATION........................................................................................     25
   8.1  INDEMNIFICATION BY THE COMPANY...........................................................................     25
   8.2  INDEMNIFICATION BY THE PURCHASER.........................................................................     25
   8.3  INDEMNIFICATION PROCEDURES...............................................................................     26
   8.4  REMEDIES.................................................................................................     26
   8.5  TAX TREATMENT OF ADJUSTMENTS.............................................................................     26
   8.6  SURVIVAL.................................................................................................     26

ARTICLE 9 INTERPRETATION; DEFINITIONS............................................................................     27
   9.1  DEFINITIONS..............................................................................................     27

ARTICLE 10 MISCELLANEOUS.........................................................................................     32
   10.1  FEES AND EXPENSES.......................................................................................     32
   10.2  SEVERABILITY............................................................................................     33
   10.3  SPECIFIC ENFORCEMENT....................................................................................     33
   10.4  ENTIRE AGREEMENT........................................................................................     34
   10.5  COUNTERPARTS............................................................................................     34
   10.6  NOTICES.................................................................................................     34
   10.7  AMENDMENTS; WAIVERS, ETC................................................................................     35
   10.8  COOPERATION.............................................................................................     35
   10.9  SUCCESSORS AND ASSIGNS..................................................................................     36
   10.10  TRANSFER OF SHARES; LEGEND ON SHARES, ETC..............................................................     36
   10.11  GOVERNING LAW, ETC.....................................................................................     36
   10.12  NO INCONSISTENT AGREEMENTS.............................................................................     37
   10.13  NO THIRD PARTY BENEFICIARIES...........................................................................     37
   10.14  REPLACEMENT OF SHARE CERTIFICATES......................................................................     37

Exhibit 1.1(b)                 Form of Warrants
Exhibits 6.2(c)(i)             Registration Rights Agreement
Exhibits 6.2(c)(ii)            Standstill Agreement
Exhibits 6.2(c)(iii)           Vattikuti Purchase Agreement
Exhibits 6.2(c)(iv)            Vattikuti Voting Agreement
Exhibits 6.2(c)(v)             Vattikuti Shareholder's Agreement
Exhibit 6.2(d)                 Matters to be Addressed in Legal Opinion of Butzel Long, P.C.
Exhibit 6.3(c)(i)              Matters to be Addressed in Legal Opinion of Morgan, Lewis &
                               Bockius LLP
Exhibit 6.3(c)(ii)             Matters to be Addressed in Legal Opinion of  the Purchaser's
                               Michigan Counsel

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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 26, 2004, is entered into by and among Fidelity Information Services, Inc., an Arkansas corporation, as purchaser (the "Purchaser"), and Covansys Corporation, a Michigan corporation (the "Company").

                                R E C I T A L S:

      A. Subject to the approval of the Transactions by the holders of a majority of the shares of the Company's common stock, without par value (the "Common Stock"), present at an annual or special meeting of the Company's shareholders at which approval of the Transactions is discussed (the "Shareholder Meeting") duly convened by the Board of Directors of the Company (the "Board" and such approval, the "Shareholder Approval") and pursuant to the terms and conditions hereof, the Company desires to sell to the Purchaser and the Purchaser desires to purchase from the Company at the Closing an aggregate of 8,700,000 shares, as adjusted for any combinations, splits or adjustments thereto between the date of this Agreement and the Closing (the "Shares") of Common Stock and warrants (the "Warrants") to purchase an additional 4,000,000 shares of Common Stock (the "Warrant Shares") of the Company.

      B. The Board, based on the unanimous recommendation of the Special Committee, has approved, and deems it advisable and in the best interests of the shareholders of the Company to consummate, the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth herein; and

      C. The Company has, as of the date hereof, entered into an agreement (the "Master Services Agreement") with the Purchaser, pursuant to which the Company has agreed to provide to the Purchaser and its Affiliates outsourced information technology services as may be requested from time to time in accordance with the terms of the Master Services Agreement;

      D. The Company has entered into a Recapitalization Agreement (the "Recapitalization Agreement"), dated as of April 26, 2004, by and between CDR-Cookie Acquisition, L.L.C., a Delaware limited liability company ("CDR") and the Company, pursuant to which CDR has agreed to exchange 200,000 shares of the Company's Series A Voting Convertible Preferred Shares and warrants to acquire 3,500,000 million shares of Common Stock at an exercise price of $25 per share and 1,800,000 million shares of Common Stock at an exercise price of $31 per share, for receipt from the Company of $180 million in cash, a promissory note in the amount of $15,000,000, 2,000,000 shares of the Company's Common Stock, and warrants to purchase an aggregate of 5,000,000 shares of Common Stock at an exercise price of $18 per share;

      E. At the Closing (defined below), the Company, CDR and the Purchaser will into a Registration Rights Agreement, by and among CDR, the Purchaser and the Company, conferring certain rights upon the Purchaser and CDR to have shares of the Company's securities registered under the Securities Act of 1933;

      F. The Purchaser, Mr. Rajendra B. Vattikuti ("RBV") and the Rajendra B. Vattikuti Trust dated October 19, 1990, as amended and restated on February 1, 1995 (the "RBV Trust"), have entered into a Common Stock Purchase Agreement dated as of April 26, 2004 (the "Vattikuti Stock Purchase Agreement"), pursuant to which the Purchaser has agreed to purchase

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from RBV and the RBV Trust, and RBV and the RBV Trust have agreed to sell to the
Purchaser, an aggregate of 2,300,000 shares of Common Stock;

      G. The Purchaser, RBV and the RBV Trust have entered into a Shareholder's Agreement dated April 26, 2004 by and among the Purchaser, RBV, and the RBV Trust (the "Vattikuti Shareholder's Agreement");

      H. The Company, RBV and the RBV Trust have entered into a Voting Agreement dated April 26, 2004 by and among the Company, RBV and the RBV Trust (the "Vattikuti Voting Agreement"); and

      I. The Company and the Purchaser have entered into a Standstill and Shareholder Rights Agreement dated April 26, 2004 between the Company and the Purchaser (the "Standstill Agreement").

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

                                   ARTICLE 1
                                 STOCK PURCHASE

      1.1 Sale and Purchase of the Shares. Subject to the terms and conditions hereof, at the Closing, the Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company, for an aggregate purchase price of $104,400,000.00 (the "Purchase Price"), the Shares and the Warrants.

      1.2   Closing.

      (a) Time and Place of Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to Article 7 hereof, the closing of the purchase and sale of the Shares and Warrants (the "Closing") shall take place at the offices of Butzel Long, P.C., at 10:00 A.M., Eastern Standard Time, on the second Business Day after the satisfaction or waiver of all of the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions). The "Closing Date" shall be the date the Closing occurs.

      (b) Transactions at the Closing. At the Closing, subject to the terms and conditions of this Agreement:

            (i) The Company will deliver to the Purchaser one or more certificates registered in the name of the Purchaser representing the Shares;

            (ii) The Company will deliver to the Purchaser the Warrants in substantially the form of Exhibit 1.1(b); and

            (iii) The Purchaser will pay to the Company the Purchase Price, by wire transfer of immediately available funds to an account or accounts which have been designated by the Company to the Purchaser at least five Business Days prior to the Closing Date.

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                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as disclosed in (i) the Company disclosure schedule (which shall set forth with reasonable specificity by reference to Sections of this Agreement the disclosure matters contained therein) delivered on or prior to the date hereof (the "Company Disclosure Schedule") or (ii) the Company SEC Documents filed with the SEC and publicly available prior to the date hereof and in any amendments filed with respect thereto prior to the date hereof (the "Filed Company SEC Documents"), the Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

      2.1 Organization. Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing, and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its incorporation or organization, and has all requisite corporate power and authority to own, lease, use and operate its properties and to carry on its business as it is now being conducted, except where the failure of any Subsidiary to be in good standing would not have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction in which it owns real property or in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed in the aggregate would not have a Material Adverse Effect on the Company. None of the Company or any of its Subsidiaries is in breach or violation of any of its articles or certificate of incorporation, bylaws or other organizational documents. The Company has previously delivered to the Purchaser a complete and correct copy of each of its restated articles of incorporation, as amended (the "Articles of Incorporation") and Bylaws, as currently in effect. Schedule 2.1 of the Company Disclosure Schedule sets forth a complete and correct list of the Subsidiaries of the Company and their respective jurisdictions of incorporation or organization.

      2.2   Capitalization.

      (a) The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 1,000,000 Shares of Preferred Stock. At the close of business on March 31, 2004: (i) 26,852,244 shares of Common Stock were issued and outstanding; (ii) 13,247,454 shares of Common Stock were reserved for issuance pursuant to the 1996 Stock Option Plan and the Employee Stock Purchase Plan, of which 2,926,752 shares are subject to outstanding options to purchase Common Stock (the "Company Stock Options"); (iii) 200,000 Shares of Series A Preferred Stock, the only series of Preferred Stock that has been designated, were issued and outstanding; and (iv) warrants to purchase 5,300,000 shares of Common Stock (the "CD&R Warrants") were issued and outstanding. As of the Closing, there are no outstanding shares of Series A Preferred Stock. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All shares of Common Stock which may be issued upon exercise of the Company Stock Options, conversion of the Preferred Stock, exercise of the CD&R Warrants or exercise of the Warrants will be, when issued in accordance with their terms and their respective governing documents, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Except as expressly provided in this Agreement and except for changes since March 31, 2004 resulting from the issuance of shares of Common Stock upon exercise of Company Stock

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Options granted prior to the date hereof pursuant to the Plans, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other Voting Securities of the Company, (B) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or Voting Securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries or any obligation of the Company or any of its Subsidiaries to issue, or cause to be issued, any capital stock, Voting Securities or securities or options convertible into or exchangeable or exercisable for capital stock or Voting Securities of the Company, (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or options other than those described in the second sentence of this Section 2.2(a) and (z) there are no voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

      (b) The Shares to be issued at the Closing and the Warrants have been duly authorized by all necessary corporate action on the part of the Company, and at the Closing the Shares to be issued at Closing will have been validly issued and, assuming payment therefor has been made in accordance with this Agreement, will be fully paid and nonassessable, and the issuance of such Shares will not be subject to preemptive or subscription rights of any other shareholder or other holder of securities convertible into capital stock of the Company. At the Closing, the Warrant Shares shall have been duly authorized by all necessary corporate action on the part of the Company, and the Company shall have validly reserved for issuance a number of shares of Common Stock that will be sufficient to permit the exercise in full of the Warrants. Assuming payment therefor has been made, upon exercise of the Warrants, the Warrant Shares will be validly issued and outstanding, fully paid and nonassessable, and will not be subject to preemptive or subscription rights of any other shareholder of the Company.

      (c) All of the outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company's Subsidiaries are beneficially owned, directly or indirectly, by the Company and neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person (other than any Subsidiaries of the Company), or is obligated to make any capital contribution to or other investment in any such Person.

      2.3 Authorization and Validity of Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate, subject to the Shareholder Approval as contemplated by Section 6.3 hereof, the transactions contemplated for the Closing and the transactions contemplated by the Ancillary Agreements to which it is a party. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly recommended by the Special Committee and duly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by the Company and, except for the Shareholder Approval, the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Purchaser, is a valid and binding obligation of the Company in accordance with its terms. Each

Ancillary Agreement to which the Company is a party, when executed and delivered, assuming due authorization, execution and delivery of such Ancillary Agreements by the counterparties thereto, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      2.4   No Violations; Consents and Approvals.

      (a) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will
(i) violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration, or to the imposition of any Lien) under, or result in the acceleration or trigger of any payment, time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee or other evidence of indebtedness, or any lease, license, contract, agreement, plan or other instrument or obligation, to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) conflict with or violate any Laws applicable to the Company, any of its Subsidiaries or any of their properties or assets; except in the case of clause (ii) for such conflicts, violations, breaches or defaults which in the aggregate would not have a Material Adverse Effect on the Company.

      (b) No filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any federal, state, local or foreign court, legislative, executive or regulatory authority or agency (a "Governmental Authority") or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except (i) the Shareholder Approval, (ii) pursuant to applicable requirements under the Exchange Act, Nasdaq listing requirements and the HSR Act, and (iii) such other consents, approvals, authorizations, and notifications, of or to any Person, other than a material consent, approval, authorization and notification of or to any Governmental Authority, the failure of which to be obtained or made in the aggregate would not have a Material Adverse Effect on the Company.

      2.5   SEC Reports and Financial Statements.

      (a) Since December 31, 2001, the Company has timely filed with the SEC all forms and documents required to be filed by it under the Securities Act and the Exchange Act (collectively, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, and the applicable rules and regulations of the SEC thereunder.

      (b) The consolidated financial statements included in the Company SEC Documents (such financial statements, including the notes thereto, the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein and except that the quarterly financial statements are subject to year end adjustment and do not contain all footnote disclosures required by GAAP) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein. The Filed Company SEC Documents contain the consolidated balance sheet of the Company dated as of and as at December 31, 2003 (the "Balance Sheet") and the consolidated statements of income, consolidated statements of cash flow and consolidated statements of stockholders' equity for the year ended December 31, 2003.

      2.6 Absence of Certain Changes. Since the date of the Balance Sheet, (i) no event, occurrence, fact, condition, change, development or effect exists or has occurred or is threatened that, individually or in the aggregate, has had or would have a Material Adverse Effect on the Company (other than a Material Adverse Effect resulting primarily and directly from the announcement of the transactions contemplated hereby and compliance by the Company with the terms of this Agreement, or solely from the failure by the Company to meet internal projections or forecasts due to causes that would not otherwise constitute a Material Adverse Effect); (ii) the Company and its Subsidiaries have conducted their respective operations only in the ordinary course consistent with past practices and (iii) the Company and its Subsidiaries have not taken any action that if, taken after the date hereof would constitute a breach of any of the provisions of Article 6.

      2.7 Absence of Undisclosed Liabilities. Except for liabilities that would not in the aggregate have a Material Adverse Effect on the Company, the Company and its Subsidiaries do not have any liabilities that would be required to be reflected or reserved against in a consolidated balance sheet of the Company (or reflected on the notes thereto) prepared in accordance with GAAP consistently applied with the financial statements and balance sheets contained in the Filed Company SEC Documents.

      2.8 Information in Proxy Statement. The Proxy Statement (and any amendment thereof or supplement thereto) at the date mailed to Company shareholders and at the time of the Shareholder Meeting, (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied by the Purchaser specifically for inclusion in the Proxy Statement.

      2.9   Employee Benefit Plans; ERISA.

      (a) Each "employee benefit plan" (as defined in Section 3(3) of ERISA) and each employment agreement, collective bargaining agreement, consulting agreement, severance agreement, bonus, incentive or deferred compensation, stock option or other equity based, severance, termination, change in control, retention, employment, vacation, medical, dental, life, disability, death benefit, other welfare, profit-sharing, retirement, pension, post-retirement benefits, or other compensation or benefit plan, agreement, policy or arrangement in respect of which the Company or any of its Subsidiaries has any material liability (collectively, the "Plans") has been filed with the Filed Company SEC Documents. Except as disclosed in the Filed Company SEC Documents, the Company has not incurred or become subject to any material liability under Title I or IV of ERISA, the penalty or excise tax provisions of the Code relating to employee plans or any similar Laws of a foreign jurisdiction. To the knowledge of the Company, no condition exists or event has occurred that presents a risk to the Company of incurring or becoming subject to any such material liability.

      (b) All amounts payable under the Plans are deductible for federal income tax purposes and none of the Company and its Subsidiaries will, as a result of the transactions contemplated by this Agreement (either alone or together with other events), make or become obligated to make any "excess parachute payment" as defined in Section 280G of the Code. No current or former employee, director, agent, independent contractor or officer of the Company or any Subsidiary is or will become entitled to any severance pay or unemployment compensation, or any additional or new compensation, benefits or other compensatory payment or an increase in the amount of any compensation, benefits or other compensatory payment in connection with or as a result of the consummation of the transactions contemplated by this Agreement. The preceding sentence shall not apply to agents or independent contractors of the Company or any Subsidiary who do not perform services for customers of the Company or such Subsidiary in the ordinary course of the Company's or such Subsidiary's business. Neither the vesting nor the timing of the payment of any such compensation, benefit or other compensatory payment in respect of any such employee or director has been or will be accelerated in connection with or as a result of the consummation of the transactions contemplated by this Agreement.

      2.10  Litigation; Compliance with Law.

      (a) There is no suit, claim, action, arbitration, proceeding or investigation or other Litigation (as defined below) pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any of their properties or assets which, individually or in the aggregate, if determined adversely to the Company or any such Subsidiary, would have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is subject to any settlement or similar agreement with any Governmental Authority, or to any order, judgment, decree, injunction or award of any Governmental Authority or arbitrator, that individually or in the aggregate, would have a Material Adverse Effect on the Company. "Litigation" means any action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority.

      (b) The Company and each of its Subsidiaries are in compliance with all material Laws applicable to them, and neither the Company nor any of its Subsidiaries has received any notice alleging noncompliance with such Laws. The Company and each of its Subsidiaries has all material licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Authorities or other Persons (collectively, "Permits") that are required in order to permit each to carry on its business as it is presently conducted except where failure to hold such Permits in the aggregate would not have a Material Adverse Effect on the Company; provided that "Permits" shall not include any consents, authorizations, waivers, orders, approvals or other actions by any Government Authorities to which the Company provides services under Contracts in the ordinary course of its business. All such Permits are in full force and effect and the Company and each of its Subsidiaries is in compliance in all material respects with the terms of such Permits, including requirements for notifications, filing, reporting, posting and maintenance of logs and records.

      (c) There is no Litigation pending or, to the knowledge of the Company, threatened, that would result in the termination, modification or nonrenewal of any Permit, and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and there is no reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as in the aggregate would not have a Material Adverse Effect on the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Permit, or result in any termination, modification or nonrenewal thereof, except for such violations, terminations, modifications or nonrenewals thereof as in the aggregate would not have a Material Adverse Effect on the Company.

      2.11  Intellectual Property.

      (a) The Company and its Subsidiaries own (beneficially and as of record), or possess valid and legally enforceable licenses to use all Intellectual Property used or held for use in connection with, necessary for the conduct of, or otherwise material to, their business and operations as currently conducted (the "Company Intellectual Property").

      (b) The conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe any Intellectual Property of any Person. Neither the Company nor any of its Subsidiaries has actual knowledge of, and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice of, any such current infringement, except, in each case, for such infringements as in the aggregate would not have a Material Adverse Effect on the Company. To the knowledge of the Company, no Person is infringing or allegedly infringing any Intellectual Property of the Company or its Subsidiaries. As of the date hereof, no claim or demand of any Person has been made or, to the knowledge of the Company or any Subsidiary, threatened, nor is there any Litigation that is pending or, to the knowledge of the Company, threatened, that (i) challenges the rights of the Company or any Subsidiary in respect of any Company Intellectual Property, or (ii) asserts that the Company or any Subsidiary is infringing any Intellectual Property, except in each case for such challenges, assertions or claims that in the aggregate would not have a Material Adverse Effect on the Company. None of the Company Intellectual Property is or has been the subject of any Litigation within the last five years, whether or not resolved in favor of the Company or any Subsidiary.

      (c) Except as would not in the aggregate have a Material Adverse Effect on the Company, all Owned Software, when delivered or made available to customers does not contain any viruses or defects that would prevent it from performing in all respects the tasks and functions that it was intended to perform.

      (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss of, or creation of any Lien on, the rights of the Company or any Subsidiary with respect to the Intellectual Property owned or used by them, except where such losses and such Liens in the aggregate would not have a Material Adverse Effect on the Company.

      2.12  Material Contracts; Registration Rights Agreements.

      (a) Schedule 2.12(a) of the Disclosure Schedule sets forth a complete and accurate list of Contracts that would be required to be filed as an exhibit to the Company's Annual Report on Form 10-K, if such Annual Report were required to be filed on the date hereof, a copy of each of which Contract has been made available to the Purchaser (the "Material Contracts").

      (b) Each of the Material Contracts is in full force and effect, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other Person, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or passage of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other Person, except for such failures to be in full force and effect and such conflicts, violations, breaches or defaults as in the aggregate would not have a Material Adverse Effect on the Company.

      (c) Schedule 2.12(c) of the Company Disclosure Schedule sets forth a complete and accurate list of each Contract the Company has entered into with any Person, pursuant to which Contract such Person has the right to request or to cause the Company to effect registrations under the Securities Act of Equity Securities held by such Person (each, a "Registration Rights Agreement") and the number of demand registration rights outstanding thereunder on the date hereof. On or prior to the date hereof the Company has provided the Purchaser a complete and accurate copy of each such Registration Rights Agreement. There are no agreements between Rajendra B. Vattikuti and the Company with respect to employment, share ownership, indemnification, standstill, equity or voting matters other than the Employment Agreement dated March 17, 2000, the Subscription Agreement dated April 20, 2000, the Indemnification Agreement dated April 20, 2000.

      2.13  Taxes.

      (a) Each of the Company, its Subsidiaries, and any Consolidated Group (as defined below) has timely filed all material Tax Returns (as defined below) required to be filed by it and has timely paid all Taxes shown on such Tax Returns, and all such Tax Returns are correct and complete in all material respects. All material Taxes required to be withheld by the Company or any of its Subsidiaries have been timely withheld and so paid to the proper taxing authority or properly set aside in accounts for such purpose.

      (b) No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or Tax Return of any of the Company, its Subsidiaries or any Consolidated Group. Neither the Company nor any of its Subsidiaries has received any notice of deficiency or assessment from any taxing authority with respect to any material liabilities for income or other Taxes which has not been fully paid or finally settled.

      (c) There is no liability for Taxes for which the Company or any of its Subsidiaries would be held liable solely by reason of Section 1.1502-6 of the Treasury Regulations or any comparable provisions of any other Tax law or as a successor or transferee. Neither the Company nor any of its Subsidiaries is a party to or bound by or has any obligation under any Tax sharing, allocation, indemnity or other similar agreement or arrangement entered into with any person (other than the Company and its Subsidiaries).

      (d) "Consolidated Group" shall mean any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is a member. "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns, and any amendments to any of the foregoing, relating to Taxes.

      2.14  Environmental Matters.

      (a)   Except as would not have a Material Adverse Effect on the Company:

            (i) each of the Company and its Subsidiaries is in compliance in all respects with all applicable Environmental Laws pertaining to any of the properties and assets of the Company or any of its Subsidiaries and, to the knowledge of the Company, no violation by the Company or any of its Subsidiaries is being alleged of any applicable Environmental Law relating to any of their respective properties and assets or the use or ownership thereof, or to their respective businesses and operations;

            (ii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has caused or taken any action that will result in, and neither the Company nor any of its Subsidiaries is subject to, any liability or obligation on the part of the Company or any of its Subsidiaries relating to (x) the environmental conditions on, under, or about the properties or assets currently owned, leased, operated or used by the Company or any of its Subsidiaries, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal, discharge, leak, emission, or other manner of release of any Hazardous Materials; and

            (iii) the Company has disclosed and made available to the Purchaser all information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known to the Company or any of its Subsidiaries relating to (x) the environmental conditions on, under or about properties or assets currently or formerly owned, leased, operated or used by the Company or any of its Subsidiaries or any predecessor in interest thereto at the present time or in the past, and (y) any Hazardous Materials used, managed, handled, transported, treated, generated, stored, discharged, leaked, emitted, or otherwise released by the Company or any of its Subsidiaries or any other Person on, under, about or from any of the properties currently or formerly owned or leased, or otherwise in connection with the use or operation of any of the properties and assets of the Company or any of its Subsidiaries, or their respective businesses and operations.

      (b) "Environmental Law" means any foreign, federal, state or local law, regulation, rule, ordinance or case law relating to pollution or protection of human health and safety or the environment, including, but not limited to, laws relating to releases or threatened releases of Hazardous Materials into the environment and including laws pertaining to the protection of the health and safety of employees. "Hazardous Materials" means any substance or material that is classified or regulated as "hazardous" or "toxic" pursuant to any Environmental Law, including without limitation, asbestos, polychlorinated biphenyls and petroleum.

      2.15 Shareholder Approval. Except for the Shareholder Approval, no vote of or approval by the Company's shareholders or the Board is required under the rules of NASDAQ, the MBCA, the Articles of Incorporation or the Bylaws of the Company to approve this Agreement, the issuance to the Purchaser of the Shares or the consummation of any of the other transactions contemplated hereby or in any of the Ancillary Agreements.

      2.16 Brokers. Except for Alvarez & Marsal LLC and The Chesapeake Group, Inc., a complete and accurate copy of each engagement letter, or a complete and accurate description of the understanding between the Company and each entity if an engagement letter is unavailable, of which has been provided to the Purchaser, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries, that is or will be payable by the Company or any of its Subsidiaries.

      2.17 Insurance. The Company and its Subsidiaries maintain insurance policies with reputable carriers with such coverages as are reasonable and customary for companies engaged in business of the type engaged in by the Company. Such policies are in full force and effect, and all premiums due thereon have been paid. The Company and its Subsidiaries have complied in all material respects with the terms and provisions of such policies.

      2.18 Labor Matters, etc. Neither the Company nor any of its Subsidiaries is a party to or bound by and none of their respective employees is subject to any collective bargaining agreement, memorandum of understanding or other written document relating to the terms and conditions of employment for any group of employees, and there are no labor unions or other organizations representing or purporting or attempting to represent any employees employed by any of the Company and its Subsidiaries. Since December 31, 2002, there has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company or any of its Subsidiaries. There are no material labor disputes currently subject to any grievance procedure, arbitration or litigation with respect to any employee of the Company or any of its Subsidiaries. The Company and its Subsidiaries have complied with all applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities, except for any failures so to comply that individually or in the aggregate would not have a Material Adverse Effect on the Company.

      2.19 Disclosure. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, there is no material information relating to the Company and its Subsidiaries, taken as a whole, that has not been disclosed to the Purchaser prior to the date hereof (or after the date hereof, as to any fact arising or that becomes known after the date hereof).

      2.20 Takeover Statutes. Prior to the date hereof, each of the Board and the Company have taken all necessary action such that no "business combination," "Fair price," "Moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (each, a "Takeover Statute") applicable to the Company or any of its Subsidiaries, including, without limitation, Chapter 7A and Chapter 7B of the MBCA, is applicable to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      2.21 Customers; Liability for Defective Services. Since December 31, 2003, other than in the ordinary course of business, the Company (a) to its knowledge has not received any notice, and has no reason to believe, that any material customer of the Company (i) has ceased to purchase, will cease to purchase, or has terminated or will terminate any contract in respect of the purchase of, services provided by the Company, or (ii) has materially reduced or will materially reduce the purchase of services provided by the Company, or (b) has not adopted any plan or policy or agreed or otherwise made any commitment (regardless of whether such agreement or commitment would constitute an enforceable obligation or contract under applicable law) to permit or suffer any material customer of the Company to materially reduce the price it will pay for any services of the Company.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Except as disclosed in the Purchaser disclosure schedule (which shall set forth with reasonable specificity by reference to the Sections of this Agreement the disclosure matters therein) delivered on or prior to the date hereof (the "Purchaser Disclosure Schedule"), Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

      3.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Arkansas, with all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted. Purchaser is not in breach or violation of any of its articles of incorporation, Bylaws or other organizational documents.

      3.2 Authorization; Validity of Agreement. Purchaser and each of its Affiliates has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and by the Ancillary Agreements to which it is a party. The execution, delivery and performance by Purchaser and each of its Affiliates of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action by Purchaser or such Affiliate and no other proceedings on the part of the Purchaser or such Affiliate are necessary to authorize the execution and delivery of this Agreement by Purchaser or any Ancillary Agreement by Purchaser or any of its Affiliates, and the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Purchaser and is Purchaser's valid and binding obligation enforceable against it in accordance with its terms. Each Ancillary Agreement to which Purchaser or any of its Affiliates is a party, when executed and delivered, assuming due authorization, execution and delivery of such Ancillary Agreements by the Affiliate of Purchaser and the counterparties thereto, will constitute a valid and binding obligation of such Affiliate of Purchaser enforceable against such Affiliate of Purchaser in accordance with its terms.

      3.3   Consents and Approvals; No Violations.

      (a) Neither the execution and delivery by the Purchaser of this Agreement or the Ancillary Agreements to which the Purchaser or its Affiliates is a party, nor the consummation by the Purchaser or its Affiliates of the transactions contemplated hereby or thereby, will (i) violate any provision of Purchaser's or such Affiliates' articles of incorporation or Bylaws, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, cancellation or acceleration under, any of the terms, conditions or provisions of any Contract to which Purchaser or such Affiliates is a party or by which any of Purchaser's or such Affiliates' assets may be bound or (iii) conflict with or violate any Laws applicable to either Purchaser or such

Affiliates or any of such Purchaser's or such Affiliates' properties or assets; except in the case of clause (ii) for such conflicts, violations, breaches or defaults which in the aggregate would not have a Material Adverse Effect on the Purchaser or such Affiliates.

      (b) Assuming that the representation and warranty of the Company set forth in Section 2.4(b) is true and correct, no filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any Governmental Authority is required in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, except (i) pursuant to the applicable requirements under the HSR Act, (ii) applicable requirements under the Exchange Act, and (iii) such other consents, approvals, authorizations and notifications of or to any Person, other than a material consent, approval, authorization and notification of or to any Governmental Authority, the failure of which to be obtained or made would not have a Material Adverse Effect on the Purchaser.

      3.4 Information in Proxy Statement. None of the information supplied in writing by the Purchaser specifically for inclusion in the Proxy Statement (including any amendments or supplements thereto) will, at the date mailed to shareholders and at the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      3.5 Financing. Purchaser currently has and will have on the Closing Date, sufficient immediately available funds to pay (through existing credit facilities or otherwise) the Purchase Price.

      3.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser, that is or will be payable by the Company or any of its Subsidiaries.

      3.7   Litigation; Compliance with Law.

      (a) There is no suit, claim, action, arbitration, proceeding or investigation or other Litigation pending or, to the knowledge of the Purchaser or any of its Affiliates, threatened, against the Purchaser any of its Affiliates, any of their Subsidiaries or any of their properties or assets which, individually or in the aggregate, if determined adversely to the Purchaser or any of its Affiliates, would reasonably have a Material Adverse Effect on the Purchaser or any of its Affiliates. Neither the Purchaser, nor any of its Subsidiaries nor any of its Affiliates is subject to any settlement or similar agreement with any Governmental Authority, or to any order, judgment, decree, injunction or award of any Governmental Authority or arbitrator, that individually or in the aggregate, would have a Material Adverse Effect on the Purchaser or any of its Affiliates.

      (b) The Purchaser is in compliance in all material respects with all Laws applicable to it, and the Purchaser has not received any notice alleging noncompliance. The Purchaser has all Permits that are required in order to permit it to carry on its business as it is presently conducted except where failure to hold such Permits in the aggregate would not have a Material Adverse Effect on the Purchaser. All such Permits are in full force and effect and the Purchaser is in compliance in all material respects with the terms of such Permits, including requirements for notifications, filing, reporting, posting and maintenance of logs and records.

      (c) There is no Litigation pending or, to the knowledge of the Purchaser, threatened, that would result in the termination, modification or nonrenewal of any Permit, and, to the knowledge of the Purchaser, it has not received notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and there is no reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as in the aggregate would not have or result in a Material Adverse Effect on the Purchaser. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Permit, or result in any termination, modification or nonrenewal thereof, except for such violations, terminations, modifications or nonrenewals thereof as in the aggregate would not have a Material Adverse Effect on the Purchaser.

      (d) The Purchaser is purchasing the Shares, the Warrants and the Warrant Shares solely for investment, with no intention to resell such securities in contravention of the Securities Act.

      3.8 Knowledge. Neither the Purchaser nor, to the knowledge of the Purchaser, any party acting on its behalf has any information or knowledge that makes them believe that the Company's representations and warranties set forth in Article 2 of this Agreement are not true and correct in all material respects as of the date hereof.

                                   ARTICLE 4
                            COVENANTS OF THE COMPANY

      4.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Closing, the Company agrees as to itself and its Subsidiaries that, except as (i) set forth in Schedule 4.1, (ii) to the extent that the Purchaser otherwise consents in writing, (iii) required by Law,
(iv) mandatorily required by any Plan, or (v) specifically required by this Agreement, the Ancillary Agreements or the Transactions:

      (a) Reasonable Efforts. The Company will, and will cause its Subsidiaries to, use commercially reasonable efforts to preserve the relationships with customers, suppliers and others having business dealings with the Company and its Subsidiaries.

      (b) Other Transactions. The Company will not, nor will it permit any of its Subsidiaries to, do any of the following (except as otherwise expressly provided herein):

            (i) amend its Articles of Incorporation, Bylaws or other organizational documents (except to comply with the terms of this Agreement and consummate the transactions contemplated herein and for immaterial amendments to the certificate of incorporation or bylaws of any of the Company's Subsidiaries, provided such amendments in no way adversely affect the Purchaser or the rights granted to the Purchaser hereunder);

            (ii) declare or pay any dividend or make any distribution with respect to the assets of the Company and its Subsidiaries;

            (iii) redeem or otherwise acquire any shares of its capital stock or issue any capital stock (except upon exercise of options issued prior to the date hereof under a Company Stock Option Plan), or any option or warrant or right relating thereto;

            (iv)  split, combine or reclassify any shares of its capital stock;

            (v) incur any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice (except as incurred in connection with acquisitions to the extent permitted hereby) and in an aggregate amount that would not be material to the Company and its Subsidiaries, taken as a whole;

            (vi) take any action or omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in Article 2;

            (vii) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

            (viii) enter into any agreement or take any action in violation of the terms of this Agreement or any Contract that would be required to be set forth on Schedule 2.12 if in effect on the date hereof;

            (ix) agree, whether in writing or otherwise, to do any of the foregoing.

      4.2 Access and Information. So long as this Agreement remains in effect, prior to the Closing, the Company will (and will cause each of its Subsidiaries and each of their respective accountants, counsel, consultants, officers, directors, employees, agents and representatives to) give the Purchaser and its representatives, reasonable access during reasonable business hours to all of the respective properties, assets, books, contracts, commitments, reports and records relating to the Company and its Subsidiaries, and furnish to the Purchaser all such documents, records and information with respect to the properties, assets and business of the Company and its Subsidiaries and copies of any work papers relating thereto as the Purchaser shall from time to time reasonably request. The Company will use reasonable efforts to keep the Purchaser generally informed as to the affairs of the business of the Company and its Subsidiaries and shall consult with the representatives of the Purchaser on material matters pertaining to the Business.

      4.3   Shareholders' Meeting; Proxy Statement.

      (a) As promptly as practicable after the date hereof, the Company shall prepare the Proxy Statement, and the Company shall prepare and file with the SEC, and the Purchaser shall cooperate with the Company in such preparation and filing, the Schedule 14A in which the Proxy Statement shall be included. The Company will use its reasonable best efforts, after consultation with the Purchaser, to respond promptly to any comments made by the SEC with respect to the Schedule 14A or the Proxy Statement and use its reasonable best efforts to cause the Proxy Statement to be cleared by the SEC, as promptly as practicable following such filing. The Company will use its reasonable best efforts to cause a definitive proxy statement (the "Proxy Statement") to be mailed to its shareholders as promptly as practicable after the Proxy Statement is cleared by the SEC. The Company shall include in the Proxy Statement the recommendation of the Board (acting upon the recommendation of the Special Committee) that shareholders of the Company approve the Transactions, unless such recommendation has been withdrawn or modified as permitted by Section 4.10.

      (b) The Company shall, as soon as practicable, in accordance with applicable law and the Articles of Incorporation and the Bylaws of the Company, duly call, set a record date for, give notice of, convene and hold the Shareholder Meeting for the purpose of considering and taking action upon this Agreement and such other matters as may be appropriate at the

Shareholder Meeting. The Company shall, through its Board (acting upon the recommendation of the Special Committee), recommend that its shareholders approve the Transactions and shall use all reasonable efforts to solicit from shareholders of the Company proxies in favor of the approval thereof, unless such recommendation has been withdrawn or modified as permitted by Section 4.10.

      (c) If at any time prior to the Closing Date any event relating to the Company or any of its Affiliates, or its, or its Affiliates', respective officers, directors or shareholders, is discovered which should be set forth in an amendment of, or a supplement to such Schedule 14A or the Proxy Statement, the Company shall promptly so inform the Purchaser and will furnish all necessary information to the Purchaser relating to such event and an appropriate amendment or supplement to such Schedule 14A or Proxy Statement will thereafter be filed with the SEC by the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement shall comply in all material respects, both as to form and otherwise, with the Exchange Act and the rules and regulations thereunder.

      (d) The Company will immediately notify the Purchaser of the receipt of any comments from the SEC concerning any of the filings described in this
Section 4.3. All filings with the SEC and all mailings to the Company's shareholders in connection with the Purchaser, including the Proxy Statement, shall be subject to the prior review and comment by the Purchaser, and with respect to matters pertaining to the Purchaser, the approval of the Purchaser. No such filing or mailing shall be made without the prior consent of the Purchaser.

      (e) If at any time prior to the Closing Date any event relating to the Purchaser or any of its Affiliates, or its, or its Affiliates', respective officers, directors or shareholders is discovered which should be set forth in an amendment of, or a supplement to, such Schedule 14A or the Proxy Statement, the Purchaser shall promptly so inform the Company and will furnish all necessary information to the Company relating to such event and an appropriate amendment or supplement to such Schedule 14A or Proxy Statement will thereafter be filed with the SEC by the Company. All documents that the Purchaser is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement shall comply in all material respects, both as to form and otherwise, with the Exchange Act and the rules and regulations thereunder.

      4.4 Notification of Certain Matters. The Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of the Company, or of the Purchaser, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at the Closing, (ii) any material failure of the Company, or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, would have a Material Adverse Effect on the Company or Purchaser or any of its Affiliates, or cause a breach of Section 4.1; provided, however, that any failure to provide such notice pursuant to this Section 4.4 shall not constitute a separate breach of the terms of this Agreement.

      4.5 Press Releases; Interim Public Filings. The Company shall deliver to the Purchaser complete and correct copies of all press releases and public filings made between the date hereof and the Closing Date, and, to the extent any such press release and public filings refer in any way to the Purchaser or its Affiliates, they shall be subject to the prior review and comment of the Purchaser.

      4.6 Listing. The Company shall use its reasonable best efforts to cause the Shares to be listed or otherwise eligible for trading on the Nasdaq National Market System or another national securities exchange.

      4.7 Periodic Information. For so long as the Shares are outstanding, the Company shall file all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act and shall provide the holders of the Shares with the information specified in Rule 144A(d) under the Securities Act.

      4.8 New Shareholders. The Company agrees to use commercially reasonable efforts to cause any Person or "group" (as defined in the Exchange Act) that acquires ten percent or more of the Company's Voting Securities from the Company or an Affiliate in a merger, stock purchase (other than in an underwritten public offering) or other business combination to, enter into an agreement to vote their shares of capital stock so as to effectuate the Purchaser's rights under the Standstill and Shareholder Rights Agreement between the Company and the Purchaser (the "Purchaser Standstill Agreement").

      4.9 Shareholder Rights. The Board shall take all reasonably necessary action such that, effective immediately after the Closing, the Company shall have adopted a shareholder rights plan (or "poison pill") in compliance with the provisions of Section 6.2(g).

      4.10  No Solicitation by the Company.

      (a) From the date of this Agreement until the Closing Date, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit or initiate (including by way of furnishing non-public information), or take any other action designed to solicit or initiate, any inquiries or the making of any proposal which constitutes either a Company Takeover Proposal or an Alternative Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal or Alternative Proposal. Notwithstanding the foregoing, however, if the Special Committee determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's shareholders under applicable Law, the Company may, in response to any Company Takeover Proposal that the Special Committee in good faith believes is reasonably likely to lead to delivery of a Company Superior Proposal, which Company Superior Proposal was not solicited by it and does not otherwise result from a breach of this Section 4.10 and, subject to providing prior notice of any such proposal or any such request for non-public information and of its decision to take such action to the Purchaser,
(x) furnish information with respect to the Company and its Subsidiaries to any person inquiring about or making a Company Takeover Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Company Takeover Proposal, as the case may be.

      (b) Except as expressly permitted by this Section 4.10, neither the Board, the Special Committee nor any other committee shall (i) withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by such Board or such committee of the Transactions or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal or Alternative Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Takeover Proposal or Alternative Proposal, unless, in the case of clauses (i) and (ii), the Special Committee determines in good faith, after consultation with outside counsel, that in light of a Company Superior Proposal, it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's shareholders under applicable Law. Notwithstanding the foregoing provisions of this Section 4.10(b), prior to the approval of the Transactions by the Company's shareholders at the Shareholder Meeting, the Special Committee, to the extent that it determines in good faith, after consultation with outside counsel, that in light H of a Company Superior Proposal, it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's shareholders under applicable Law, may terminate this Agreement solely to enter into a definitive agreement with respect to any Company Superior Proposal, but only at a time that is after the fifth Business Day following the Purchaser's receipt of written notice advising them that the Special Committee is prepared to accept a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal (all of which information will be kept confidential by the Purchaser in accordance with the provisions of Section 4.12 of the Standstill Agreement), and only if the Company has not received, prior to the end of the fifth Business Day after the Company has provided such notice, the Purchaser's written undertaking to consummate a transaction on terms and conditions that are at least as favorable to the Company as those that are applicable to the Company Superior Proposal.

      (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.10, the Company shall advise the Purchaser of any request for information or of any Company Takeover Proposal or Alternative Proposal, within one Business Day after the Company's receipt of such request or such Company Takeover Proposal or Alternative Proposal, as the case may be, and the material terms and conditions of such request or such Company Takeover Proposal or Alternative Proposal.

      (d) Nothing contained in this Section 4.10 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) and 14d-9 promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Special Committee or the Board (acting upon the recommendation of the Special Committee), after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law.

                                    ARTICLE 5
                   COVENANTS OF THE COMPANY AND THE PURCHASER

      5.1 Public Announcements.

      (a) On the date hereof, the Company and the Purchaser shall jointly prepare a press release by the Company, satisfactory in form and substance to each of them, announcing (i) the general terms of the transactions contemplated hereby and (ii) the general reasons for the transactions contemplated hereby.

      (b) Prior to the Closing, except as required by applicable Law or by the rule and regulation of any applicable stock market or stock exchange, no party shall, nor shall permit its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior consent of the other parties.

      5.2 Further Actions. From the date hereof to the Closing, each party agrees to use its reasonable best efforts to take all actions and to do all things necessary or appropriate to consummate the transactions contemplated hereby and by the Ancillary Agreements as promptly as possible, including, without limitation: (i) filing or supplying all applications, notifications and information required to be filed or supplied by it pursuant to applicable Law,
(ii) obtaining all Consents and Governmental Approvals necessary or appropriate to be obtained by it in order to consummate transactions contemplated hereby and thereby, (iii) obtaining the Shareholder Approval of the Transactions and (iv) coordinating and cooperating with the other parties in exchanging such information and supplying such reasonable assistance as may be reasonably requested by the other parties.

      5.3 Further Assurances. Following the Closing, each party shall execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by another party hereto, to confirm and assure the rights and obligations provided for in this Agreement and the Ancillary Agreements, and render effective the consummation of the transactions contemplated hereby and thereby. Neither party will alter, revise or amend any of the Ancillary Agreements to which either of them is a party from the date of this Agreement through the Closing Date without the express written consent of the other party.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

      6.1 Condition to Obligations of Each Party. The obligation of the parties to consummate the transactions contemplated hereby and by the Ancillary Agreements to which each is a party shall be subject to the fulfillment of the following conditions on or prior to the Closing Date (any or all of which may be waived, in whole or in part, in writing to the extent permitted by applicable
Law):

      (a) No Injunction, etc. Consummation of the transactions contemplated hereby or by the Ancillary Agreements shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law. No Governmental Authority shall have enacted any applicable Law to make illegal the consummation of the transactions contemplated hereby or by the Ancillary Agreements, and no proceeding with respect to the application of any such applicable Law to such effect shall be pending.

      (b) Consents. Any applicable waiting period under the HSR Act with respect to the purchase of the Shares shall have expired or been terminated, and all Governmental Approvals and all Consents required to be obtained for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained and remain in full force and effect.

      (c) CD&R Transaction. Each of the CD&R Agreements shall remain in full force and effect and the CD&R Transaction shall have been consummated not later than the time of the Closing hereunder.

      (d) Approval of Shareholders. The Transactions shall have been approved by the requisite vote of the shareholders of the Company in accordance with the rules of NASDAQ and the applicable provisions of the MBCA.

      6.2 Conditions to Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated hereby and by the Ancillary Agreements shall be subject to the fulfillment on or prior to the Closing Date (or waiver by the Purchaser) of the following additional conditions, which the Company agrees to use its reasonable best efforts to cause to be fulfilled:

      (a) Representations, Performance, etc. The representations and warranties of the Company contained herein and in the Ancillary Agreements to which the Company is a party shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof and at and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date), and the Purchaser shall have received a certificate signed by an officer of the Company to such effect.

      (b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with prior to the Closing by the Company under this Agreement and the Purchaser shall have received a certificate signed by an officer of the Company to such effect.

      (c) Ancillary Agreements. Each of the Registration Rights Agreement, the Standstill Agreement and each of the RBV Agreements shall be in full force and effect, in substantially the forms attached as Exhibits 6.2(c)(i)-(v) respectively, except as modified pursuant to Section 5.3 of this Agreement.

      (d) Opinions of Counsel. On or prior to the Closing Date, the Purchaser shall have received an opinion of counsel, dated the Closing Date, from Butzel Long, counsel to the Company in form and substance reasonably satisfactory to the Purchaser and its counsel and addressing the items set forth on Exhibit 6.2(d).

      (e) Corporate Proceedings. The Purchaser shall have received a certificate, dated the Closing Date, executed by the Secretary of the Company certifying as of the Closing Date (i) that attached thereto is (x) a true and correct copy of the Articles of Incorporation, as amended to that date, (y) a true and correct copy of the Bylaws of the Company, as amended to that date, (z) a true and correct copy of resolutions of the Board or a duly authorized committee thereof authorizing the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, (ii) that the documents described in clauses (x), (y) and (z) are in full force and effect and have not been amended, modified or supplemented, and (iii) as to the incumbency of the officers of the Company executing this Agreement, any Ancillary Agreement or any documents or instruments executed in connection herewith.

      (f) Other Parties. (i) No Person or "group" (as defined in the Exchange
Act) other than (A) Rajendra Vattikuti, (B) CD&R-Cookie Acquisition, L.L.C., with respect to the items that will be exchanged in the CD&R Transaction, and
(C) the Purchaser, shall have acquired beneficial ownership (as defined in Rule 13d-3 and 13d-5 of the Exchange Act) of more than 15% of the outstanding Voting Securities, and (ii) no Person shall have entered into an agreement in principle or definitive agreement with the Company with respect to a tender or exchange offer for any shares of Common Stock or a merger, consolidation or other business combination involving the Company.

      (g) Shareholders' Rights Plan. The Company shall have adopted a Shareholders' Rights Plan, in form and substance that is customary and reasonable, after consultation in good faith and mutual agreement with the Purchaser (such agreement not to be unreasonably withheld by the Purchaser) and taking into account the rights and obligations of the Purchaser under the Standstill Agreement.

      (h) Board of Directors. The Board of Directors shall consist of ten persons and shall include three designees of the Purchaser.

      (i) Transaction Expenses. The Purchaser's reasonable transaction expenses shall have been paid to the Purchaser in an amount not to exceed $1,850,000 plus the fees of Michigan counsel to render the legal opinion contemplated by Section 6.3(c)(ii).

      (j) Absence of Material Adverse Effect. There shall have been no Material Adverse Effect on the Company, which, for purposes of this Section 6.2(j), shall not include any changes in general economic conditions or changes in the industry in which the Company operates.

      6.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby and by the Ancillary Agreements shall be subject to the fulfillment (or waiver by the Company), on or prior to the Closing Date, of the following additional conditions, which the Purchaser agrees to use its reasonable best efforts to cause to be fulfilled:

      (a) Representations, Performance, etc. The representations and warranties of the Purchaser contained herein and in the Ancillary Agreements to which it is a party shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date), and the Company shall have received a certificate of the Purchaser to such effect.

      (b) Performance of Obligations of the Purchaser. The Purchaser shall have performed or complied with all obligations and covenants required to be performed or complied with prior to the Closing by the Purchaser under this Agreement and the Company shall have received a certificate of the Purchaser to such effect.

      (c) Opinions of Counsel. On or prior to the Closing Date, the Company shall have received an opinion of counsel, dated the Closing Date, from Morgan, Lewis & Bockius LLP, counsel to the Purchaser, in form and substance reasonably satisfactory to the Company and its counsel and addressing the items set forth on Exhibit 6.3(c)(i). On or prior to the Closing Date, the Company shall also have received an opinion of counsel, dated the Closing Date, from Michigan counsel selected by the Purchaser and reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company and its counsel and addressing the items set forth on Exhibit 6.3(c)(ii).

      (d) Funding of Purchase Price. The Purchaser shall have delivered to the Company the amount of the Purchase Price to be paid at the Closing.

      (e) Vattikuti Voting Agreement. The Vattikuti Voting Agreement shall remain in full force and effect, except as modified pursuant to Section 5.3 of this Agreement.

      (f) Ancillary Agreements. Each of the Standstill Agreement and the Master Services Agreement shall remain in full force and effect, except as modified pursuant to Section 5.3 of this Agreement.

                                    ARTICLE 7
                                   TERMINATION

      7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

      (a) by the written agreement of the parties hereto;

      (b) by the Purchaser by written notice to the Company if (i) any of the conditions set forth in Section 6.1 or 6.2 (including with respect to any representations and warranties) shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. Eastern Standard Time on October 31, 2004 ("Termination Date"), unless such failure shall be due to the failure of the Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it on or prior to the Closing or, (ii) the Special Committee, at any time prior to the consummation of the Closing, withdraws, modifies or changes its recommendation of the Transaction or this Agreement and the transactions contemplated hereby in a manner adverse to the Purchaser, or shall have resolved to do any of the foregoing;

      (c) by the Special Committee by written notice to the Purchaser if (i) any of the conditions set forth in Section 6.1 or 6.3 (including with respect to any representations and warranties) shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. Eastern Standard Time on the Termination Date, unless such failure shall be due to the failure of the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it on or prior to the Closing, or (ii) the Special Committee, in accordance with the terms of Section 4.10(b), has determined to enter into a definitive agreement with respect to a Company Superior Proposal concurrently with the termination of this Agreement pursuant to this Section 7.1(c)(ii); provided, however that the Company may not terminate this agreement pursuant to this Section 7.1(c)(ii) unless it has paid to the Purchaser the Termination Fee or the Expenses pursuant to Section 10.1.

      (d) by either Purchaser or the Special Committee, if the Transactions shall not have received Shareholder Approval as required by applicable Laws at the Shareholder Meeting.

      7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of Section 7.1, written notice thereof shall forthwith be given by the terminating party or parties, specifying the provisions hereof pursuant to which such termination is effected, and this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except as specified in Section 10.1 and except for any liability resulting from such party's breach of this Agreement.

                                    ARTICLE 8
                                 INDEMNIFICATION

      8.1 Indemnification by the Company.

      (a) The Company covenants and agrees to defend, indemnify and hold the Purchaser and its Affiliates (the "Purchaser Indemnitees") harmless from and against, and pay or reimburse Purchaser Indemnitees for, any and all Losses (whether attributable in whole or in part to the acts or omissions of a Purchaser Indemnitee, except to the extent resulting from a Purchaser Indemnitee's willful conduct or gross negligence) incurred by such Purchaser Indemnitee resulting from or arising out of either:

            (i) any breach of any representation or warranty made by the Company in any provision of this Agreement or under any Ancillary Agreement or in connection herewith or therewith; or

            (ii) any failure of the Company to perform any covenant or agreement hereunder or under any Ancillary Agreement or to fulfill any other obligation in respect hereof or thereof.

      (b) (i) Except with respect to Losses described by Section 8.1(a)(ii), the Company shall not be required to indemnify Purchaser Indemnitees unless the aggregate amount of all claims against the Company under this Section 8.1 exceeds $1.7 million, in which event the Purchaser Indemnitees shall be entitled to make a claim against the Company for the full amount of any Losses, and (ii) the liability of the Company under this Section 8.1 shall not exceed the Purchase Price.

      8.2 Indemnification by the Purchaser.

      (a) The Purchaser covenants and agrees to defend, indemnify and hold the Company harmless from and against, and pay or reimburse the Company for, any and all Losses (whether attributable in whole or in part to the acts or omissions of the Company, except to the extent resulting from the willful conduct or gross negligence of the Company) incurred by the Company resulting from or arising out of:

            (i) any breach in any representation or warranty made by the Purchaser herein or under any Ancillary Agreement, or in connection herewith or therewith; or

            (ii) any failure of the Purchaser to perform any covenant or agreement hereunder or under any Ancillary Agreement, or fulfill any other obligation in respect hereof or thereof.

      (b) (i) Except with respect to Losses described by Section 8.2(a)(ii), the Purchaser shall not be required to indemnify the Company unless the aggregate amount of all claims against the Purchaser under this Section 8.2 exceeds $1.7 million, in which event the Company shall be entitled to make a claim against the Purchaser for the full amount of any Losses, and (ii) the liability of the Purchaser under this Section 10.2 shall not exceed the Purchase Price.

      8.3 Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall (at the expense of such Indemnifying Party) assume the defense of any claim or any litigation resulting therefrom, provided, that, (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's Tax liability or its ability to conduct its businesses, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided, that, if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand, at the sole expense of the Indemnifying Party. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this
Article 8 and the records of each shall be available to the other with respect to such defense.

      8.4 Remedies. Except in the case of fraud, the remedies provided in this
Article 8 constitute the exclusive remedy of each party indemnified under this
Article 8 for any and all Losses alleged to have been incurred in connection with this Agreement or any Ancillary Agreement.

      8.5 Tax Treatment of Adjustments. The Purchaser and the Company agree to treat any indemnity payment made pursuant to Section 8.1 or 8.2 as an adjustment to the Purchase Price for all Tax purposes.

      8.6 Survival. The representations and warranties and all indemnification obligations contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

      (a) except as set forth in subsections (b) and (c) below, the representations and warranties contained in Articles 2 and 3 (and the indemnification obligations in respect thereof under clauses (i) of Section 8.1(a) and 8.2(a)), shall survive for twelve months following the Closing Date (except with respect to claims for Losses incurred within such period that have been filed within 30 days of the termination of such period);

      (b) the representations and warranties contained in Sections 2.5 shall continue until the expiration of the statute of limitations applicable to the matters covered thereby;

      (c) the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.20, 3.1, 3.2, 3.3 and 3.6 shall survive without limitation; and

      (d) the indemnification obligations under clauses (ii) of Section 8.1(a) and 8.2(a) shall survive with respect to any covenant covered thereby for the period such covenant is in force and effect.

                                    ARTICLE 9
                           INTERPRETATION; DEFINITIONS

      9.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

      Affiliate: shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement); provided, that for purposes of this Agreement only, the Company and its directors and executive officers shall not be deemed to be Affiliates of the Purchaser, Rajendra Vattikuti or any third party conducting a proxy solicitation with respect to the Company.

      Agreement: is defined in the introductory paragraph to this Agreement.

      Alternative Proposal: any bona fide third party proposal with respect to a direct or indirect acquisition or purchase of a business that constitutes 20% of net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 20% of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% of any class of any equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary whose business constitutes 20% of the net revenues, net income or assets of the Company and its Subsidiaries taken as a whole), other than the transactions contemplated by this Agreement.

      Ancillary Agreement: any of the Registration Rights Agreement, the Master Services Agreement, the RBV Agreements, or the Standstill Agreement.

      Articles of Incorporation: is defined in Section 2.1.

      Balance Sheet: is defined in Section 2.5(b).

      Board: is defined in the recitals to this Agreement.

      Business: the business of the Company and its Subsidiaries.

      Business Day: any day on which banking institutions are open in the City of New York.

      CD&R Agreements: the Recapitalization Agreement dated as of April 26, 2004 between the Company and CDR, the Consent and Termination Agreement dated as of April 26, 2004 by and among RBV, the RBV Trust and CDR-Cookie Acquisition L.L.C.

      CD&R Transaction: the transactions contemplated by the CD&R Agreements.

      Change of Control Transaction: (i) any direct or indirect acquisition or purchase by any Person of (A) a business that constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (B) 50% or more of any class of securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of any securities of the Company, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary whose business constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries taken as a whole), other than the transactions contemplated by this Agreement.

      Closing: is defined in Section 1.2(a).

      Closing Date: is defined in Section 1.2(a).

      Code: the Internal Revenue Code of 1986, as amended.

      Common Stock: is defined in the recitals to this Agreement.

      Company: is defined in the introductory paragraph to this Agreement.

      Company Disclosure Schedule: is defined in the introductory paragraph to
Article 2.

      Company Intellectual Property: is defined in Section 2.11(a).

      Company SEC Documents: is defined in Section 2.5(a).

      Company Stock Options: is defined in Section 2.2(a).

      Company Superior Proposal: any Company Takeover Proposal otherwise on terms that the Special Committee determines in its good faith judgment after consultation with an investment banking firm of national reputation and outside counsel, is more favorable to the Company's stockholders than the transactions contemplated by this Agreement, considering all factors including, without limitation, (i) the overall significance and amount of the Company Takeover Proposal in absolute terms to the Company, (ii) the services that otherwise would be rendered by the Company pursuant to the Master Services Agreement and by the Purchaser Directors, and (iii) the financing, to the extent required, for the Company Takeover Proposal is then committed or which, in the good faith judgment of the Special Committee, is reasonably capable of being obtained by such third party.

      Company Takeover Proposal: any bona fide third party proposal that would result in a Change of Control Transaction.

      Consent: any consent, approval, waiver, agreement, license, or report or notice to, any Person.

      Consolidated Group: is defined in Section 2.13(d).

      Contract: any note, bond, mortgage, indenture, contract, agreement, obligation, instrument, offer, commitment, understanding or other arrangement.

      Environmental Law: is defined in Section 2.14(b).

      Equity Security: (i) any Common Stock or other capital stock of the Company, (ii) any securities of the Company convertible into or exchangeable for Common Stock or other capital stock of the Company, or (iii) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock or other capital stock of the Company.

      ERISA: the Employee Retirement Income Security Act, as amended.

      Exchange Act: the Securities Exchange Act of 1934, as amended.

      Expenses: is defined in Section 10.1(b).

      Filed Company SEC Documents: is defined in the first paragraph of Article
2.

      Financial Statements: is defined in Section 2.5(b).

      GAAP: United States generally accepted accounting principles.

      Governmental Approval: any consent, approval, authorization, waiver, permit, concession, franchise, agreement, license, exemption or order of, declaration or filing with, or report or notice to, any Governmental Authority.

      Governmental Authority: is defined in Section 2.4(b).

      Hazardous Materials: is defined in Section 2.14(b).

      HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      Indebtedness: of any Person at any date, (a) all indebtedness of the Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of the Person which is evidenced by a note, bond, debenture or similar instrument, (c) all leases resulting in obligations of the Person that are required to be capitalized in accordance with GAAP, (d) all obligations of the Person in respect of acceptances issued or created for the account of the Person, and (e) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (d) secured by any Lien on any property owned by the Person even though the Person has not assumed or otherwise become liable for the payment thereof.

      Indemnified Party: is defined in Section 8.3.

      Indemnifying Party: is defined in Section 8.3.

      Intellectual Property: any and all mask works, software, data and documentation, trademarks, trade names, copyrights and service marks, including applications to register and registrations for any of the foregoing, United States and foreign patents, patent applications and patent disclosures, inventions, processes, designs, formulae, trade secrets, know-how and other proprietary rights and information, and all similar intellectual property rights (including moral rights).

      Knowledge: qualifications as to the knowledge of any Person with respect to any matter shall mean the actual knowledge of such Person or senior management of such Person.

      Law: all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

      Litigation: is defined in Section 2.10(a).

      Losses: any and all liabilities, obligations, commitments, losses, judgments, fines, penalties, sanctions, costs (including court costs), expenses, interest, royalties, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third-party claims), including out-of-pocket expenses and reasonable fees and expenses of attorneys, accountants, consultants and expert witnesses incurred in the investigation or defense of any of the same, or in asserting any of the respective rights of the Purchaser or the Company under Article 10 or under any Ancillary Agreement.

      Master Services Agreement: is defined in the recitals to this Agreement.

      Material Adverse Effect: means:

            (a) on or with respect to the Company (including all Affiliates of the Company, taken as a whole with the Company), any state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, properties, results of operations or condition (whether financial or other) of such entity (or, if with respect thereto, of Affiliates of the Company, taken as a whole with the Company), or would materially impair or delay the ability of such entity (and/or Affiliates) to consummate the transactions contemplated hereby or to perform its obligations hereunder; and

            (b) on or with respect to the Purchaser (including all Affiliates of the Purchaser, taken as a whole with the Purchaser), any state of facts, event, change or effect that has materially impaired or delayed, or would reasonably be expected to materially impair or delay, the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements to which the Purchaser (or any of its Affiliates) is a party.

      Material Contracts: is defined in Section 2.12(a).

      MBCA: the Michigan Business Corporation Act, as amended.

      New Security: any Equity Security issued by the Company after the Closing; provided that "New Security" shall not include (i) any securities issuable upon conversion of any convertible Equity Security, (ii) any securities issuable upon exercise of any option, warrant or other similar Equity Security or (iii) any securities issuable in connection with any stock split, stock dividend or recapitalization of the Company where such securities are issued to all stockholders of the Company on a pro rata basis.

      Non-Purchaser Director: any director of the Company not designated by the Purchaser.

      Outstanding Voting Power: at any date, the total number of votes that would be entitled to be cast on that date in the election of directors of the Company.

      Owned Software: all computer software developed by or for the Company or any of its Subsidiaries or in connection with the business of the foregoing by any employee of the Company or any of its Subsidiaries or by an independent contractor.

      Permit: is defined in Section 2.10(b).

      Person: any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

      Plans: is defined in Section 2.9(a).

      Pro Rata Share: the fraction of an entire issuance of New Securities, the numerator of which shall be the number of shares of Common Stock owned by Purchaser and its Affiliates immediately prior to such issuance of such New Securities and the denominator of which shall be the aggregate number of shares of Common Stock outstanding immediately prior to such issuance of such New Securities.

      Proxy Statement: is defined in Section 4.3(a).

      Purchase Price: is defined in Section 1.1.

      Purchaser: is defined in the introductory paragraph to this Agreement.

      Purchaser Disclosure Schedule: is defined in the introductory paragraph to
Article 3.

      Purchaser Indemnitees: is defined in Section 8.1(a).

      RBV Agreements: means the Vattikuti Purchase Agreement, the Vattikuti Voting Agreement and the Vattikuti Standstill Agreement.

      Registration Rights Agreement: is defined in Section 2.12(c).

      SEC: the Securities and Exchange Commission.

      Securities Act: the Securities Act of 1933, as amended.

      Security: at any time, Equity Securities and any shares of any other class of capital stock of the Company.

      Shareholder Approval: is defined in the recitals to this Agreement.

      Shareholder Meeting: is defined in the recitals to this Agreement.

      Shares: is defined in the recitals to this Agreement.

      Special Committee: from the date of this Agreement to the Closing Date, the Special Committee of the independent directors of the Company and, from and after the Closing Date, the members of the Board who are "independent" within the meaning of Nasdaq Rule 4200 and are not designated by any of the Purchaser, Rajendra Vattikuti or CD&R-Cookie Acquisition, L.L.C., and CDR-Cookie Acquisition VI-A, L.L.C.

      Subsidiary: as to any Person, any corporation or other entity at least a majority of the shares of stock or interest of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation or others performing similar functions with respect to such entity is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, other than any such corporation or other entity that conducts no business and holds no more than de minimis assets.

      Takeover Statute: is defined in Section 2.20.

      Tax: any federal, state, provincial, local, foreign or other income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, without limitation, bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including, without limitation, taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, levy, impost, fee, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto, whether disputed or not) imposed by any Governmental Authority or other taxing authority.

      Tax Returns: is defined in Section 2.13(d).

      Termination Fee: an amount equal to $3,000,000.

      Transactions: the sale of the Shares to the Purchaser and the issuance of the Warrants to the Purchaser hereunder, the CD&R Transaction and the transactions contemplated by the RBV Agreements.

      Vattikuti Purchase Agreement: the Common Stock Purchase Agreement dated April 26, 2004, by and among the Purchaser, RBV and the RBV Trust.

      Vattikuti Shareholders' Agreement: the Shareholders' Agreement dated April 26, 2004, by and among the Purchaser, RBV and the RBV Trust.

      Vattikuti Voting Agreement: the Voting Agreement dated April 26, 2004 between the Company, RBV and the TBV Trust.

      Voting Securities: at any time, shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

      Warrants: collectively, the following: a warrant to purchase 1,000,000 shares of Common Stock of the Company, at an exercise price of $15.00 per share and having a term that expires 5 years and 6 months after the Closing Date; a warrant to purchase 1,000,000 shares of Common Stock of the Company, at an exercise price of $17.50 per share and having a term that expires 5 years and 6 months after the Closing Date; a warrant to purchase 1,000,000 shares of Common Stock of the Company, at an exercise price of $20.50 per share and having a term that expires 6 years after the Closing Date; and a warrant to purchase 1,000,000 shares of Common Stock of the Company, at an exercise price of $24.00 per share and having a term that expires 6 years after the Closing Date, each in the form attached hereto as Exhibit 1.1, to be issued by the Company to the Purchaser at the Closing.

                                   ARTICLE 10
                                  MISCELLANEOUS

      10.1 Fees and Expenses.

      (a) Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses except that the Company shall bear and pay the costs and expenses incurred in connection with (i) the preparation, filing, printing and mailing of the Proxy Statement (including SEC filing fees) and (ii) the filings of the notification and report forms under the HSR Act (including filings fees).

      (b) The Company shall promptly pay the Purchaser an amount equal to all Expenses (as defined below) if this Agreement is terminated for any reason other than a breach by the Purchaser of this Agreement or an Ancillary Agreement, or a failure of the condition set forth in Section 6.2(j) to be satisfied on or before the Closing Date (or waived by the Purchaser). The Company shall promptly pay to the Purchaser the Termination Fee if prior to the Closing this Agreement is terminated for any reason other than a breach by the Purchaser of this Agreement or an Ancillary Agreement, the failure of the applicable waiting period under the HSR Act to expire or terminate, or a failure of the condition set forth in Section 6.2(j) to be satisfied on or before the Closing Date (or waived by the Purchaser). All such payments shall be in immediately available funds. In the event that the Company pays the Purchaser an amount in respect of Expenses and such amount subsequently proves to exceed the amount of Expenses actually incurred, the Purchaser will refund the excess to the Company. The term "Expenses" means all out-of-pocket fees, costs and other expenses incurred or assumed by the Purchaser or incurred on its behalf in connection with this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby and thereby, including the preparation, execution and delivery of this Agreement and the Ancillary Agreements, compliance herewith and therewith and any amendments to or waivers of this Agreement or the Ancillary Agreements in an amount not to exceed $1,000,000 plus the fees of Michigan counsel to render the legal opinion contemplated by Section 6.3(c)(ii).

      (c) The Company acknowledges that the agreements contained in this Section
10.1 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Purchaser would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 10.1, and, in order to obtain such payment, the Purchaser commences a suit which results in a judgment against the Company for any of the Termination Fee or Expenses set forth in this Section 10.1, the Company shall pay to the Purchaser its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of such Termination Fee and Expenses at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

      (d) This Section 10.1 shall survive any termination of this Agreement.

      10.2 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

      10.3 Specific Enforcement. The Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

      10.4 Entire Agreement. This Agreement (including the documents set forth in the Exhibits and Schedules hereto), together with the Ancillary Agreements, contains the entire understanding of the parties with respect to the transactions contemplated hereby.

      10.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      10.6 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail, postage prepaid, if to:

                                  the Company:

                              Covansys Corporation
                           32605 West Twelve Mile Road
                      Farmington Hills, Michigan 48334-3339
                       Attention: Chief Financial Officer
                           Attention: General Counsel
                             Facsimile: 248-848-9741
                             Telephone: 248-848-2211

                                 with a copy to:

                                   Butzel Long
                               150 West Jefferson
                                    Suite 100
                          Detroit, Michigan 48226-4450
                        Attention: Arthur Dudley II, Esq.
                            Facsimile: (313) 225-7080
                            Telephone: (313) 225-7000

                                 with a copy to:

                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019
           Attention: Morton A. Pierce, Esq. and Jack S. Bodner, Esq.
                            Facsimile: (212) 259-6333
                            Telephone: (212) 259-8000

                                 the Purchaser:

                        Fidelity National Financial, Inc.
                         601 Riverside Drive, 12th Floor
                             Jacksonville, FL 32204

                      Attention: Christopher A. Rose, Esq.
                            Facsimile: (904) 357-1026
                            Telephone: (904) 854-8544

                                 with a copy to:

                           Morgan, Lewis & Bockius LLP
                                One Oxford Centre
                               Thirty-Second Floor
                            Pittsburgh, PA 15219-6401
                       Attention: Kimberly A. Taylor, Esq.
                            Facsimile: (412) 560-3399
                            Telephone: (412) 560-3322

or to such other address or telex number as any party may, from time to time, designate in a written notice given in a like manner.

      10.7 Amendments; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Company shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Purchaser (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that the Purchaser or any of its advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate. Notwithstanding anything to the contrary in this Agreement, the Purchaser agrees that any amendment, waiver or consent taken, given or made by the Company (including the Board) in respect of this Agreement or the transactions contemplated hereby shall not be effective unless such amendment, waiver or consent shall have received the prior approval of a majority of the Special Committee. The Company will provide the Purchaser with written evidence of the approval of the majority of the Special Committee in connection with its execution and delivery of any such amendment, waiver or consent in respect of this Agreement.

      10.8 Cooperation. The Purchaser and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement, including without limitation compliance with Section 5.3 of this Agreement.

      10.9 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      10.10 Transfer of Shares; Legend on Shares, etc. The Purchaser understands and hereby acknowledges that the Shares, the Warrants and the Warrant Shares have not been and (except under the Registration Rights Agreement) will not be registered under the Securities Act or the securities laws of any state, and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available. The Purchase understands and hereby acknowledges that except as provided in the Registration Rights Agreement, the Purchaser has no right to require the Company to register the Shares, the Warrants or the Warrant Shares. The Purchaser understands and agrees that each certificate representing Shares and Warrant Shares (other than Shares which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

and the Purchaser agrees to transfer Shares or Warrant Shares only in accordance with the provisions of such legend. At the holder's request, the Company shall exchange any such legended securities for unlegended securities at any time after (i) such securities have been held, or deemed, by virtue of tacking holding periods as contemplated by Rule 144, to have been held for a period of two years by the holder thereof and (ii) such holder is not and has not been an affiliate (within the meaning of Rule 144) of the Company for three months.

      10.11 Governing Law, etc.

      (a) EXCEPT TO THE EXTENT THAT THE MICHIGAN BUSINESS CORPORATION ACT, AS AMENDED, AND CASE LAW INTERPRETING THAT ACT ARE APPLICABLE TO THE COMPANY AND THE RIGHTS OF ITS SHAREHOLDERS, THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF,

OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE.

      (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11(b).

      10.12 No Inconsistent Agreements. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Purchaser by this Agreement or the Ancillary Agreements.

      10.13 No Third Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement; provided, however, that the parties hereto hereby acknowledge and agree that the Purchaser Indemnitees (other than the Purchaser) are third party beneficiaries of Article 8 of this Agreement.

      10.14 Replacement of Share Certificates. Upon receipt of an affidavit of loss with respect to any certificate representing Shares or, in the case of any mutilation of a certificate, upon surrender of the certificate, the Company at its expense shall execute and deliver a replacement certificate representing the Shares.

         IN WITNESS WHEREOF, each of the Purchaser and the Company have caused this Agreement to be duly executed as of the day and year first above written.

                              COVANSYS CORPORATION

                     By: /s/ Martin C. Clague
                         -----------------------------------
                     Title: President / CEO
                           ---------------------------------

                       FIDELITY INFORMATION SERVICES, INC.

                     By: /s/ William P. Foley, II
                         -----------------------------------
                     Title: Chairman and Chief Executive Officer

                  [Signature Page for Stock Purchase Agreement between Covansys Corporation and Fidelity Information Services, Inc.]

                            STOCK PURCHASE AGREEMENT

                                 Exhibit 1.1(b)
                                Form of Warrants

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                              Covansys Corporation

                          Common Stock Purchase Warrant
                Expiring [5.5 years after the Closing Date], 2009

                                                        -----------, -------.
                                                       [_____________], 2004

No. W-00[___]

          Covansys Corporation, a Michigan corporation (the "Company"), for value received, hereby certifies that Fidelity Information Services, Inc., an Arkansas corporation (the "Purchaser"), or its permitted assigns, is entitled to purchase from the Company [________](1) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, without par value, of the Company at the purchase price per share determined pursuant to Sections 1.1 and 2 hereof, at any time or from time to time after the date hereof, but prior to 5:00 P.M., New York City time, on the Expiration Date, all subject to the terms, conditions and adjustments set forth below in this Warrant.

          This Warrant (the "Warrant," such term to include all Warrants issued in substitution therefor), is issued on the date hereof (the "Closing Date") pursuant to a Stock Purchase Agreement, dated as of April ____, 2004, between the Company and the Purchaser (the "Stock Purchase Agreement"). This Warrant evidences rights to purchase __________ duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, without par value per share, subject to adjustment as provided herein. Certain capitalized terms used in the Warrant are defined in Section 12.

--------

(1) There will be a total of four Warrants issued, each covering 1,000,000 shares of Common Stock, with exercise prices (and terms) of $15.00 (51/2yrs.), $17.50 (51/2yrs.), $20.50 (6 yrs.), and $24.00 (6 yrs.),
     respectively, which in the aggregate will entitle the Purchaser to purchase from the Company 4,000,000 shares of Common Stock.

          1. Exercise of Warrant.

          1.1. Manner of Exercise.

          (a) The Warrant may be exercised by the holder of the Warrant or any portion hereof (each, a "Holder"), in whole or in part, during normal business hours on any Business Day following the date hereof and prior to the Expiration Date by surrender of the Warrant, with the form of subscription at the end hereof (or a reasonable facsimile thereof) (the "Subscription Notice") duly executed by such Holder, to the Company at its principal office (or, if such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to the Warrant, at the location at which the Company shall have agreed to deliver the shares of Common Stock (or Other Securities) subject to such offering), accompanied by payment, in cash or by wire transfer in same-day funds, in the amount (such amount referred to herein as the "Exercise Price") obtained by multiplying (i) the number of shares of Common Stock (without giving effect to any adjustment provided for in Section 2) designated in such Subscription Notice by (ii) $____, and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Section 2 hereof.

          (b) In lieu of tendering the Exercise Price to the Company, the holder may elect to perform a "Cashless Exercise" of the Warrant, in whole or in part, by surrendering the Warrant to the Company, with a duly executed Subscription Notice marked "Cashless Exercise" and designating the number of shares of Common Stock desired by the Holder out of the total for which the Warrant is exercisable (without giving effect to any adjustments provided for in Section 2). The Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) having a value (at the Market Price) that is equal to the excess of (i) the then Market Price per share of Common Stock (or Other Securities) multiplied by the number of the shares of Common Stock (or Other Securities) (determined as of the date immediately preceding the date of any such Subscription Notice) into which the Warrant, or portion thereof designated by the Holder, would have been exercisable pursuant to Section 1.1(a) upon payment of the Exercise Price by the Holder over (ii) the Exercise Price the Holder would have been required to pay under Section 1.1(a) in respect of such an exercise.

          1.2. When Exercise Deemed Effected. Each exercise of the Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock (or Other
Securities) shall be issuable upon such exercise as provided in Section 1.1 shall be deemed to have become the holder or holders of record thereof.

          1.3. Delivery of Stock Certificates, etc. As soon as practicable after the exercise of the Warrant, in whole or in part, and in any event within five Business Days thereafter (unless such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to the Warrant, in which event, concurrently with such exercise), the Company at its expense (including the payment by it of any taxes applicable to an issuer upon the issuance of shares, but excluding transfer taxes) shall cause to be issued in the name of and delivered to the Holder or, subject to Section 6, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct,

          (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share of such Common Stock (or Other Securities) on the Business Day next preceding the date of such exercise, and

          (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of the Warrant minus the number of such shares designated by the Holder upon such exercise as provided in Section 1.1.

          1.4. Company to Reaffirm Obligations. The Company shall, at the time of or at any time after each exercise of the Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any right of registration of any shares of Common Stock (or Other Securities) issuable upon exercise of the Warrant pursuant to Section 7) to which such Holder shall continue to be entitled after such exercise in accordance with the terms of the Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

          2. Adjustment of Common Stock Issuable upon Exercise.

          2.1. Number of Shares; Warrant Price. The number of shares of Common Stock which the Holder shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for any application of the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder pursuant to Section 1.1, by a fraction of which (i) the numerator is $_____ and (ii) the denominator is the Warrant Price (as defined below) in effect on the date of such exercise. The "Warrant Price," which shall initially be $___ shall be adjusted and readjusted from time to time as provided in Section 2 hereof and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 2.

          2.2. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

          (a) issue or deliver any shares of Common Stock as a result of the declaration or payment of a dividend of Common Stock payable in, or other distribution to holders of Common Stock of, shares of Common Stock,

          (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Warrant Price then in effect shall be adjusted to equal (i) the Warrant Price in effect immediately prior to such event multiplied by the number of shares of Common Stock for which the Warrant is exercisable immediately prior to the adjustment divided by (ii) the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which the Warrant is exercisable immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

          2.3. Extraordinary Dividends and Distributions. If at any time the Company shall distribute to all holders of its outstanding Common Stock evidences of indebtedness of the Company, cash or assets or securities other than the Common Stock (any such evidences of indebtedness, cash, assets or securities, the "Assets"), then, in each case, the Warrant Price then in effect shall be reduced to a price determined by multiplying such Warrant Price by a fraction,

          (a) the numerator of which shall be the Market Price then in effect less the value of such Assets applicable to one share of Common Stock, and

          (b) the denominator of which shall be such Market Price.

          Any adjustment required by this Section 2.3 shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

          2.4. Issuance of Additional Shares of Common Stock.

          (a) If at any time after the date hereof the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock without consideration or in exchange for consideration in an amount per Additional Share of Common Stock less than the Market Price of such securities at the time the Additional Shares of Common Stock are issued, then the Warrant Price then in effect shall be reduced to a price determined by multiplying such Warrant Price by a fraction,

               (i) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Market Price, and

               (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.

          (b) The provisions of paragraph (a) of this Section 2.4 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 2.2.

          2.5. Issuance of Warrants or Other Rights. If at any time after the date hereof the Company shall take a record of holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not such rights thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the Warrant Price shall be adjusted as provided in Section 2.4 on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Warrant Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

          2.6. Issuance of Convertible Securities. If at any time the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the Warrant Price shall be adjusted as provided in Section 2.4 on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Warrant Price shall be made under this Section 2.6 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 2.5. No further adjustments of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and, if any issuance or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the Warrant Price have been or are to be made pursuant to other provisions of this Section 2, no further adjustments of the Warrant Price shall be made by reason of such issuance or sale.

          2.7. Superseding Adjustment. If, at any time after any adjustment of the number of shares of Common Stock for which the Warrant is exercisable shall have been made pursuant to Section 2.5 or 2.6 as the result of any issuance of warrants, rights or Convertible Securities,

          (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

          (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities effective as of the date of such previous adjustment on the basis of

          (i) treating the number of shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

          (ii) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities, whereupon a new adjustment of the number of shares of Common Stock for which the Warrant is exercisable shall be made effective as of the date of such previous adjustment, which new adjustment shall supersede the previous adjustment so rescinded and annulled. Any reduction in the number of shares of Common Stock for which the Warrant is exercisable as a result of this Section 2.7 shall be applied in its entirety to the number of shares of Common Stock for which the Warrant is exercisable as of the date such new adjustment is made.

          2.8. Consolidation, Merger, Sale of Assets, Reorganization, etc.

          (a) In case at any time the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the "Transaction") then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and terms and in the manner provided in this Section 2.8, the Holder, upon the exercise of the Warrant, shall be entitled to receive, in lieu of the Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and property to which the Holder would have been entitled upon the consummation of the Transaction if the Holder had exercised the Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 2.

          (b) Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Warrant as provided herein shall assume, by written instrument delivered to the Holder, (i) the obligations of the - Company hereunder (and if the Company shall survive the consummation of such Transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company hereunder) and
     (ii) the obligation to deliver to the Holder such shares of stock, -- securities, cash or property as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the terms hereof (including, without limitation, all of the applicable provisions of Section
     2) shall be applicable to the stock, securities, cash or property which such corporation or entity may be required to deliver upon any conversion of any Warrants or the exercise of any rights pursuant hereto.

          (c) Upon any liquidation, dissolution or winding up of the Company, the Holder shall receive such cash or property (less the Warrant Price) which the Holder would have been entitled to receive upon the happening of such liquidation, dissolution or winding up had the Warrant been exercised in full and the shares of Common Stock in respect of such exercise issued immediately prior to the occurrence of such liquidation, dissolution or winding-up.

          2.9. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 2 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the exercise rights with respect to the Warrant in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 2, necessary to preserve, without dilution, the exercise rights represented by the Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of the Warrant and shall make the adjustments, if any, described therein.

          2.10. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holders of this Warrant against dilution in respect of which the Holders are not fully protected by this
Section 2 or other impairment. Without limiting the generality of the foregoing, the Company

          (a) will not permit the par value, if any, of any shares of Common Stock receivable upon the exercise of the Warrant to exceed the amount payable therefor upon such exercise,

          (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrant from time to time outstanding,

          (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after such action upon the complete exercise of the Warrant would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's articles of incorporation and available for the purpose of issue upon such exercise, and

          (d) will not (i) issue any equity securities (other than Common Stock or Convertible Securities) that participate with the shares of Common Stock in dividends, distributions and/or other rights ("Other Dilutive Securities"), or (ii) declare or make dividends or distributions (whether of evidences of indebtedness of the Company, cash, assets or securities, including, without limitation, options, warrants or other rights to acquire Common Stock) in respect of any Other Dilutive Securities or Convertible Securities, unless, in each case, this Section 2 is first amended so as to provide the Holders of the Warrant with full protection against dilution caused by or resulting from such issuances, dividends or distributions.

          2.11. Other Provisions Applicable to Adjustments under this Section 2. The following provisions shall be applicable to the making of adjustments to the number of shares of Common Stock for which the Warrant is exercisable provided for in this Section 2:

          (a) Computation of Consideration. To the extent that any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the cash consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such non-cash consideration shall be deemed to be the fair market value of such consideration at the time of such issuance as determined in accordance with clause (b)(ii) of the definition of Market Price in Section 12 (their "Fair Value"). In case any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair market value, as determined by an independent investment banking firm retained by the Company, which firm may be an independent investment banking firm regularly retained by the Company, of such portion of the assets and business of the nonsurviving corporation as such firm shall determine to be attributable to such shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration, if any, received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

          (b) Computation of Asset Value. To the extent that any Assets shall be distributed to all holders of the Company's outstanding Common Stock in cash, the value of such Assets shall be the amount of cash so distributed, or, if such Assets are securities offered by the Company for subscription, the subscription price, or if such Assets are securities sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case adding any accrued interest or dividends but without taking into account any compensation, discounts or expenses paid or incurred by the Company in connection therewith). To the extent that the Company shall so distribute Assets other than cash, except as herein otherwise expressly provided, then the value of such Assets shall be deemed to be Fair Value of such Assets at the time of such distribution.

          (c) When Adjustment to Be Made. The adjustments required by this
     Section 2 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which the Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 2.2) up to but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which the Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 2 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (d) Fractional Interest; Rounding. In computing adjustments under this
     Section 2, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share, and adjustments in the Warrant Price shall be made to the nearest $.01.

          (e) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to deliver such subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (f) Escrow of Warrant Stock. If the Holder exercises the Warrant after any property becomes distributable by reason of the taking of any record of the holders of Common Stock as described in this Section 2, but prior to the occurrence of the event for which such record is taken, any shares of Common Stock issuable upon exercise by reason of any adjustment required by this Section 2 shall be deemed the last shares of Common Stock for which the Warrant is exercised (notwithstanding any other provision to the contrary herein). Such shares or other property shall be held in escrow for the Holder by the Company to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the Exercise Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

          (g) Shareholder Rights Plans. Rights or warrants distributed by the Company to all holders of Common Stock pursuant to a shareholder rights plan (or "poison pill") entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock, which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"),
     (i) are deemed to be transferred with the Common Stock in respect of which they are issued, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 2.5 and 2.6 (and no adjustment to the Warrant Price under those Sections shall be required) until first the occurrence of a Trigger Event, unless the Trigger Event is rescinded within 15 days. If upon the occurrence of any event such right or warrant becomes exercisable to purchase different securities, evidences of indebtedness or other assets or entitles its holder to purchase a different amount of the foregoing or to purchase any of the foregoing at a different purchase price (an "Other Trigger Event"), then the occurrence of each such Other Trigger Event, unless the Other Trigger Event is rescinded within 15 days, shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof to the extent not actually exercised). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or Other Trigger Event with respect thereto, that resulted in an adjustment of the Warrant Price under Section 2.5 or 2.6, (x) in the case of any such rights or warrants which shall have been redeemed or repurchased without exercise by the holders thereof, the Warrant Price shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or Other Trigger Event, as the case may be, as though it were an extraordinary cash distribution equal to the per-share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights), made to all holders of Common Stock on the date of such redemption or repurchase, and (y) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Warrant Price shall be readjusted as if such rights or warrants had never been issued.

          3. Notice of Adjustment. Whenever the number of shares of Common Stock for which the Warrant is exercisable or the Warrant Price shall be adjusted pursuant to Section 2, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the method by which the adjustment was calculated, the number of shares of Common Stock for which the Warrant is exercisable and the Warrant Price after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder. The Company shall keep at the office of the Company copies of all such certificates and cause the same to be available for inspection during normal business hours by the Holder.

          4. Accountants' Report as to Adjustments. In each case of any adjustment or readjustment to the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of the Warrant and cause independent public accountants of recognized national standing selected by the Company (which may be the regular auditors of the Company) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including without limitation a statement of (a) the consideration received or to be received by the Company for any shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issuance or sale and as adjusted and readjusted (if required by Section 2) on account thereof. The Company shall forthwith mail a copy of each such report to each Holder and shall, upon the written request at any time of any Holder, furnish to such Holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. The Company shall also keep copies of all such reports at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by the Holder.

          5. Notices of Corporate Action. In the event of

          (a) any taking by the Company of a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend payable in, or other distribution of, shares of Common Stock, or any other dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities, or to receive any other right,

          (b) any subdivision of outstanding shares of Common Stock into a larger number of shares of Common Stock, or any combination of such shares into smaller number of shares of Common Stock,

          (c) any capital reorganization of the Company, any reclassification of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to any other Person,

          (d) any Change of Control Transaction, or

          (e) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such subdivision, combination or issuance is to take place, and the amount of Common Stock that shall be the subject of such subdivision, combination or issuance and
(iii) the date or expected date on which any such Change of Control Transaction, reorganization, reclassification, transfer, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed no later than 15 Business Days prior to the date specified in subdivisions (i), (ii) and (iii) above. This Warrant shall exp

          6. Legend, etc. Except as otherwise permitted by this Section 6, the Warrant originally issued pursuant to the Stock Purchase Agreement, each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 11 hereof, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities) (other than shares of Common Stock (or Other Securities) or Warrants which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall bear the following legend (or a reasonable facsimile):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT

         TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

          The restrictions imposed by this Section 6 shall cease and terminate as to any particular securities (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, (b) when, in the opinion of counsel for the Holder (which counsel shall be reasonably acceptable to the Company), such restrictions are no longer required in order to insure compliance with the Securities Act, or (c) when such securities have been beneficially owned, by a Person who has not been an Affiliate of the Company for at least three months, for a period of at least two years (or such shorter period as may be applicable under Rule 144(k) under the Securities Act or any successor thereto), all as determined under Rule 144 under the Securities Act. Whenever such restrictions shall terminate as to any securities, as soon as practicable thereafter and in any event within five days, the Holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in this Section 6.

          7. Registration Rights. All shares of Common Stock (and Other Securities) issuable or issued upon the exercise of the Warrant are subject to and entitled to the benefits of the registration rights and other provisions set forth in the Registration Rights Agreement, dated as of the date hereof, among the Company, the Purchaser and ___________ as the same may be amended from time to time (the "Registration Rights Agreement").

          8. Availability of Information. The Company shall comply with the reporting requirements of sections 13 and 15(d) of the Exchange Act (whether or not it shall be required to do so pursuant to such sections) and shall comply with all public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall furnish to the Holder, or to any Holder of a portion of the Warrant, promptly upon their becoming available, copies of all reports on Form 10-K and Form 10-Q and proxy statements filed by the Company with the Commission, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

          9. Reservation of Stock, etc. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Warrant at the time outstanding. All shares of Common Stock (or Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

          10. Listing on Securities Exchanges. The Company shall list on each national securities exchange (or the Nasdaq National Market) on which any Common Stock may at any time be listed, and shall maintain such listing of, all shares of Common Stock from time to time issuable upon the exercise of the Warrant, subject to official notice of issuance upon the exercise of the Warrant. The Company shall also so list on each national securities exchange or the Nasdaq National Market, and shall maintain such listing of, any Other Securities, if at the time any securities of the same class shall be listed on such national securities exchange or the Nasdaq National Market, as the case may be.

          11. Ownership, Transfer and Substitution of the Warrant.

          (a) Ownership of Warrant. The Company may treat the Person in whose name the Warrant, or any Warrant or Warrants issued in substitution therefor, is registered on the register kept at the principal office of the Company as the owner and the Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 6, a Warrant, if properly assigned, may be exercised by a new Holder without first having a new Warrant issued.

          (b) Transfer and Exchange of the Warrant. Upon the surrender of the Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense shall (subject to compliance with Section 6, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

          (c) Replacement of the Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than the Purchaser, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

          12. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          Additional Shares of Common Stock: all shares (including treasury shares) of Common Stock issued or sold by the Company after the Closing Date, whether or not subsequently reacquired or retired by the Company, other than (a) shares of Common Stock issued upon the exercise of the Warrant; (b) shares issued or sold pursuant to the exercise or conversion of options, granted pursuant to the Company Stock Option Plans; or (c) shares issued or sold to Purchaser or its Affiliates.

          Affiliate: with respect to any Person, any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

          Assets: the meaning specified in Section 2.3.

          beneficially own: with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

          Business Day: any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed, provided that, in determining the period within which certificates or Warrants are to be issued and delivered pursuant to Section 1.3 at a time when shares of Common Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Market Price of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, "Business Day" shall mean any day when the principal exchange in which securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading, and provided further that any reference to "days" (unless Business Days are specified) shall mean calendar days.

          Change of Control Transaction: (i) any direct or indirect acquisition or purchase by any Person of (A) a business that constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or

(B) 50% or more of any class of securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of any securities of the Company, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary whose business constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries taken as a whole).

          Closing Date: the meaning specified in the second paragraph of the Warrant.

          Commission: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

          Common Stock: the Company's Common Stock, as constituted on the date hereof, any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

          Company: the meaning specified in the first paragraph of the Warrant.

          Company Stock Option Plans: the Company's Stock Option Plan as such plan may be amended from time to time, or any other stock option plans adopted by the Board of Directors of the Company.

          Convertible Securities: any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

          Exchange Act: the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor statute.

          Exercise Price: the meaning specified in Section 1.1.

          Expiration Date: the earlier of [5.5 years after the Closing Date], 2009 or upon a Change of Control Transaction.

          Fair Value: the meaning specified in Section 2.11(a).

          Holder: the meaning specified in Section 1.1.

          Market Price: on any date specified herein, (a) in the case of securities that have an existing public trading market, the amount per security equal to (i) the last sale price of such security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no such security is then listed or admitted to trading on any national securities exchange but such security is designated as a national market system security by the NASD, the last trading price of such security on such date, or if such security is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASD automated quotation system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, and (b) in the case of securities that do not have an existing public trading market and in the case of other property, the higher of (i) the book value thereof as determined by agreement between the Company and the Holder, or if the Company and the Holder fail to agree, by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (ii) the fair value thereof (w) determined by an agreement between the Company and the Holder or (x) if the Company and the Holder fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by the Holder, either of which firms may be an independent investment banking firm regularly retained by the Company or the Holder or (y) if the Company or the Holder shall fail so to retain an independent investment banking firm within five Business Days of the retention of such firm by the Holders or the Company, as the case may be, determined solely by the firm so retained or
(z) if the firms so retained by the Company and by such holders shall be unable to reach a joint determination within 15 Business Days of the retention of the last firm so retained, determined by another independent investment banking firm chosen by the first two such firms and which is not a regular investment banking firm of the Company or any such holder.

          NASD: the National Association of Securities Dealers, Inc.

          Other Dilutive Securities: the meaning specified in Section 2.10(d).

          Other Securities: any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the

Holder at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or other securities pursuant to Section 2.8 or otherwise.

          Other Trigger Event: the meaning specified in Section 2.11(g).

          Person: an individual, a partnership, an association, a joint venture, a corporation, a limited liability company, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

          Public Offering: any offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

          Purchaser: the meaning specified in the first paragraph of the Warrant.

          Registration Rights Agreement: the meaning specified in Section 7 of the Warrant.

          Restricted Securities: (a) any Warrants bearing the applicable legend set forth in Section 6, (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, shall be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

          Securities Act: the Securities Act of 1933, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor statute.

          Stock Purchase Agreement: the meaning specified in the second paragraph of the Warrant.

          Subscription Notice: the meaning specified in Section 1.1.

          Transaction: the meaning specified in Section 2.8.

          Trigger Event: the meaning specified in Section 2.11(g).

          Warrant: the meaning specified in the second paragraph of the Warrant.

          Warrant Price: the meaning specified in Section 2.1.

          13. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of the Warrant are not and shall not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          14. No Rights or Liabilities as Shareholder. Nothing contained in the Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any liabilities on such Holder to purchase any securities or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors or shareholders of the Company or otherwise.

          15. Notices. All notices and other communications under the Warrant, except notices of the exercise of any Warrant (which shall be effected in the manner provided in Section 1), shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed as follows or to such other address as such party may have designated to the other in writing:

          (a) if to the Purchaser, to it at:

                                    Fidelity Information Services, Inc..

                                    ---------------------------

                                    ---------------------------

                                    ---------------------------

                  with a copy to:

                                    ---------------------------

                                    ---------------------------

                                    ---------------------------

                                    Attention:  __________________
                                    Telecopy No.:  _______________
                  with a copy to:

                                    ---------------------------

                                    ---------------------------

                                    ---------------------------

                                    Attention:  __________________
                                    Telecopy No.:  _______________

          (b) if to any other Holder or any holder of any Common Stock (or Other Securities), at the registered address of such Holder as set forth in the register kept at the principal office of the Company,

          or

          (c) if to the Company, to it at:

                                    Covansys Corporation
                                    32605 West Twelve Mile Road
                                    Farmington Hills, Michigan  48334-3339

                                    Attention of:  General Counsel
                                    Facsimile:  (248) 848-0109
                                    Telephone:  (248) 848-2088

                  with a copy to:

                                    Butzel Long
                                    150 West Jefferson
                                    Suite 900
                                    Detroit, Michigan  48226

                                    Attention of:  Arthur Dudley, Esq.
                                    Facsimile:  (313) 225-7080
                                    Telephone:  (313) 225-7000

          16. Severability. If any term, provision, covenant or restriction of the Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          17. Miscellaneous. The Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The agreements of the Company contained in the Warrant other than those applicable solely to the Warrant and the Holder thereof shall inure to the benefit of and be enforceable by any Holder or Holders at the time of any shares of Common Stock (or Other Securities) issued upon the exercise of the Warrant, whether so expressed or not.

THE WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF [NEW YORK] (WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION). EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF [NEW YORK] AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF [NEW YORK] SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS WARRANT. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS WARRANT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN ANY MANNER PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. The section headings in the Warrant are for purposes of convenience only and shall not constitute a part hereof.

                                       COVANSYS CORPORATION



                                       By:
                                           ---------------------------------
                                           Name:
                                           Title:

                              FORM OF SUBSCRIPTION

                 (To be executed only upon exercise of Warrant)

To:  Covansys Corporation (the "Company")

          The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, _____(1) shares of Common Stock of the Company, and herewith makes payment [of $_____](2) [by application, pursuant to Section 1.1(b) of such Warrant, of [a portion of] the Warrant representing a right to purchase _____(1) shares of Common Stock],(3) and requests that the certificates for such shares be issued in the name of, and delivered to _______________ whose address is _______________.

Dated:
         ---------------------------

                                          [HOLDER](4)
                                          [Address]



                                      By
                                          ------------------------------------
                                          Name:
                                          Title:

------------

(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants shall be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the same.

(2)  Delete inapplicable language in brackets.

(3)  Delete inapplicable language in brackets.

(4) Signature must conform in all respects to name of holder as specified on the face of the Warrant.

                               FORM OF ASSIGNMENT

                 (To be executed only upon transfer of Warrant)

          For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ________________ the right represented by such Warrant to purchase ______ shares of Common Stock of Covansys Corporation (the "Company") to which such Warrant relates, and appoints ___________ Attorney to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises.

Dated:
         ---------------------------

                                           [HOLDER](1)
                                           [Address]



                                       By
                                           -----------------------------------
                                           Name:
                                           Title:

Signed in the presence of:


-----------------------------




--------

(1) Signature must conform in all respects to name of holder as specified on the face of the Warrant.

                            STOCK PURCHASE AGREEMENT

                               Exhibits 6.2(c)(i)
                          Registration Rights Agreement

===============================================================================







                              COVANSYS CORPORATION







                          REGISTRATION RIGHTS AGREEMENT






                          Dated as of [_________], 2004







===============================================================================

                                                 TABLE OF CONTENTS


1.  Background...........................................................1

2.  Definitions..........................................................1

3.  Registration.........................................................4
         3.1  Registration on Request....................................4
         3.2  Piggyback Registration.....................................8
         3.3  Registration Procedures...................................10
         3.4  Underwritten Offerings....................................13
         3.5  Preparation; Reasonable Investigation.....................15
         3.6  Other Registrations.......................................15
         3.7  Indemnification...........................................15

4.  Miscellaneous.......................................................18
         4.1  Rule 144; Legended Securities; etc........................18
         4.2  Amendments and Waivers....................................18
         4.3  Nominees for Beneficial Owners............................19
         4.4  Successors, Assigns and Transferees.......................19
         4.5  Notices...................................................19
         4.6  No Inconsistent Agreements................................21
         4.7  Remedies..................................................21
         4.8  Stock Splits, etc.........................................21
         4.9  Term......................................................21
         4.10  Severability.............................................21
         4.11  Headings.................................................22
         4.12  Counterparts.............................................22
         4.13  Governing Law............................................22
         4.14  Waiver of Jury Trial.....................................22
         4.15  No Third Party Beneficiaries.............................22

                          REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of [____________], 2004, is entered into by and among CDR-COOKIE Acquisition, L.L.C., a Delaware limited liability company ("CDR") , Fidelity Information Services, Inc., an Arkansas corporation, ("FIS"), and Covansys Corporation, a Michigan corporation (the "Company").

          1. Background.

          1.1. Pursuant to a stock purchase agreement, dated as of April 26, 2004, by and between FIS and the Company (the "Company Stock Purchase Agreement"), FIS agreed to purchase from the Company, and the Company agreed to sell to FIS: (i) an aggregate of 8,700,000 shares (the "FIS Shares") of the Company's common stock, without par value (the "Common Stock") and (ii) warrants to purchase up to 4,000,000 shares of Common Stock at exercise prices ranging from $15.00 to $24.00 per share (the "FIS Warrants").

          1.2. Pursuant to a stock purchase agreement, dated as of April 26, 2004, by and between FIS and Mr. Rajendra B. Vattikuti, FIS agreed to purchase from Mr. Vattikuti, and Mr. Vattikuti agreed to sell to FIS, an aggregate of 2,300,000 shares of Common Stock (the "Additional FIS Shares").

          1.3. Pursuant to a recapitalization agreement, dated as of April 26, 2004, by and between CDR and the Company, such parties agreed to exchange 200,000 shares of the Company's Series A Voting Convertible Preferred Shares, without par value, owned by CDR and warrants to acquire 3.5 million shares of Common Stock at an exercise price of $25 per share and 1.8 million shares of Common Stock at an exercise price of $31 per share for: (i) an aggregate of 2 million shares of the Common Stock (the "CDR Shares") and (ii) warrants to purchase an aggregate of 5 million shares of Common Stock at an exercise price of $18 per share (the "CDR Warrants").

          1.4. CDR, the Fund, FIS or any of their respective Affiliates may in the future acquire Additional Common Stock (as defined in Section 2) from the Company or other shareholders (subject to certain limitations contained in agreements between them and the Company).

          2. Definitions. For purposes of this Agreement, the following terms have the following respective meanings:

          "Additional Common Stock": Shares of Common Stock, other than CDR Shares, FIS Shares, Additional FIS Shares and Warrant Shares, acquired by CDR, the Fund, FIS or any of their Affiliates (but not their transferees).

          "Additional FIS Shares": is defined in Section 1.2.

          "Affiliate": With respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person. "Control" means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise. Any director, member of management or other employee of the Company or any of its subsidiaries who would not otherwise be an Affiliate shall not be deemed to be an Affiliate of CDR or FIS.

          "Agreement": is defined in the introductory paragraph hereof.

          "Board": The Board of Directors of the Company.

          "Business Day": A day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, Detroit, Michigan, or Jacksonville, Florida, are authorized or required to close.

          "CDR": is defined in the introductory paragraph to this Agreement.

          "CDR Securities": At any time, the Registrable Securities owned by CDR, the Fund, their respective Affiliates or any transferee thereof.

          "CDR Shares": is defined in Section 1.3.

          "CDR Warrants": is defined in Section 1.3.

          "Commencement Date": The earlier of (a) March 1, 2005 and (b) the date upon which the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with the Securities and Exchange Commission.

          "Common Stock": is defined in Section 1.1.

          "Company": is defined in the introductory paragraph to this Agreement.

          "Company Stock Purchase Agreement": is defined in Section 1.1.

          "Exchange Act": The Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

          "FIS": is defined in the introductory paragraph to this Agreement.

          "FIS Securities": At anytime, the Registrable Securities owned by FIS, any Affiliate of FIS or any transferee thereof.

          "FIS Shares": is defined in Section 1.1.

          "FIS Warrants": is defined in Section 1.1.

          "Fund": Any of Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership, Clayton, Dubilier & Rice Fund VI-A Limited Partnership, a Cayman Islands exempted limited partnership, and any other entity organized or managed by or affiliated with Clayton, Dubilier & Rice, Inc., a Delaware corporation.

          "NASD": The National Association of Securities Dealers, Inc.

          "NASDAQ": The NASD Automated Quotation System.

          "Person": Any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental entity or other entity.

          "Public Offering": An underwritten public offering of Common Stock led by at least one underwriter of nationally recognized standing.

          "Registrable Securities": (a) (i) the CDR Shares, (ii) the FIS Shares and the Additional FIS Shares, (iii) the Additional Common Stock and (iv) the Warrant Shares; and (b) any securities issued or issuable with respect to any Warrants or with respect to any Common Stock referred to in the foregoing clauses (w) upon any conversion or exchange thereof, (x) by way of stock dividend or stock split, (y) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (z) otherwise, in all cases subject to the penultimate paragraph of Section 3.3. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144, (C) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, or (D) such securities shall have ceased to be outstanding.

          "Registration Expenses": All expenses incident to the Company's performance of its obligations under or in compliance with Section 3, including, but not limited to, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses associated with listing securities on exchanges or NASDAQ, all fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, and the expenses of any special audits made by such accountants required by or incidental to such performance and compliance and the fees and disbursements of one (but not more than one) law firm retained on behalf of the holders of a majority (by number of shares) of the Registrable Securities to be disposed of, but not including any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by the holders thereof.

          "Requisite Percentage of CDR Securitiesholders": At any time, the holder or holders of at least 50% (by number of shares) of the CDR Securities then outstanding; provided that for purposes of the foregoing definition, Warrant Shares shall be deemed to be CDR Securities only to the extent the Warrant or Warrants with respect thereto have been duly exercised.

                  "Requisite Percentage of FIS Securitiesholders": At any time, the holder or holders of at least 50% (by number of shares) of the FIS Securities then outstanding; provided that for purposes of the foregoing definition, Warrant Shares shall be deemed to be FIS Securities only to the extent the Warrant or Warrants with respect thereto have been duly exercised.

          "Requisite Percentage of Shareholders": Either (i) the Requisite Percentage of FIS Securitiesholders or (ii) the Requisite Percentage of CDR Securitiesholders.

          "Rule 144": Rule 144 (or any successor provision) under the Securities Act.

          "Rule 144A": Rule 144A (or any successor provision) under the Securities Act.

          "Rule 145": Rule 145 (or any successor provision) under the Securities Act.

          "Securities Act": The Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

          "Securities and Exchange Commission": The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act.

          "Special Registration": (a) The registration of shares of equity securities or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect subsidiaries or (b) the registration of equity securities and/or options or other rights in respect thereof solely on Form S-4 or S-8 or any successor form.

          "Termination Date": The tenth anniversary date of this Agreement.

          "Warrants": The CDR Warrants and the FIS Warrants.

          "Warrant Shares": Shares of Common Stock issuable upon the exercise of the CDR Warrants and the FIS Warrants.

          3. Registration.

          3.1. Registration on Request.

          (a) Requests. Subject to the provisions of Section 3.6 and clause (z) below, at any time or from time to time beginning on the Commencement Date and ending on the Termination Date, the Requisite Percentage of Shareholders shall have the right to make written requests that the Company effect registrations under the Securities Act of all or part of the Registrable Securities of the holder or holders making such request, which requests shall specify the intended method of disposition thereof by such holder or holders.

          (b) Obligation to Effect Registration. Upon receipt by the Company prior to the Termination Date of any request for registration pursuant to
Section 3.1(a), the Company will promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect the registration under the Securities Act of

          (i) the Registrable Securities which the Company has been so requested to register pursuant to Section 3.1(a), and

          (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the Company has given such written notice (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Notwithstanding the preceding sentence:

          (w) the Company shall not be required to effect a registration requested pursuant to Section 3.1(a) if the Board determines, in its good faith judgment, after consultation with a firm of nationally recognized underwriters that the aggregate net proceeds from the disposition of the Registrable Securities for which registration has been so requested would be less than $30,000,000 (or $15,000,000 if the Registrable Securities for which registration has been requested constitutes either (A) all of the outstanding Registrable Securities then owned by either FIS and its Affiliates or (B) all of the Registrable Securities then owned by CDR, the Fund and their respective Affiliates);

          (x) if the Board determines in its good faith judgment, after consultation with a firm of nationally recognized underwriters, that there will be an adverse effect on a then contemplated Public Offering, the Requisite Percentage of Shareholders shall be given notice of such fact and shall be deemed to have withdrawn such request and such registration shall not be deemed to have been effected or requested pursuant to this Section 3.1;

          (y) the Company shall be entitled to postpone for a reasonable period of time not to exceed 60 days from the date a request pursuant to Section 3.1(a) is received, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 3.1, if the Board (i) in good faith determines that such registration and offering would materially adversely affect or interfere with any proposed or pending financing, acquisition, corporate reorganization or other material transaction or the conduct or outcome of any material litigation involving the Company or any of its subsidiaries, and (ii) as promptly as practicable gives the relevant holders of Registrable Securities written notice of such postponement, setting forth the duration of and reasons for such postponement; provided, however, that the Company shall not effect such a postponement more than twice in any 180 day period, for no more than an aggregate total of 60 days. If the Company shall so postpone the filing of a registration statement, the holder or holders of Registrable Securities making the request pursuant to Section 3.1(a) shall within 10 days after receipt of the notice of postponement advise the Company in writing whether or not it has determined to withdraw its request for registration. Failure by such holder or holders to timely notify the Company of its determination shall for all purposes be treated as a withdrawal of the request for registration. In the event of a withdrawal, such request for registration shall not be deemed exercised for purposes of determining whether such holder or holders still have the right to make a request for registration pursuant to this Section 3.1; and

          (z) the Company shall not be required to effect more than two registrations requested under Section 3.1 by holders of the CDR Securities (or three such registrations if CDR Warrants for at least 2,000,000 shares of Common Stock have been exercised) or more than four such registrations requested by holders of the FIS Securities, in each case including requests deemed to be made by either pursuant to the provisions of the final paragraph of Section 3.2.

          (c) Registration Statement Form. Each registration required pursuant to this Section 3.1 shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), the choice of such form to be made by holders holding at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested pursuant to this Section 3.1, unless the use of a specific or different form is required by law.

          (d) Expenses. The Company will pay all Registration Expenses in connection with registrations effected pursuant to a request under Section 3.1(a). Notwithstanding the provisions of this Section 3.1(d) or of Section 3.2, each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller by applicable law, and will pay all other expenses attributable to such holder's inclusion of shares in a registration hereunder and sale of shares pursuant thereto, including any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by such holder.

          (e) Inclusion of Other Securities. The Company shall neither register, nor enter into any agreement obligating it to register, securities (other than Registrable Securities) for sale for the account of any Person other than the Company in any registration requested pursuant to Section 3.1(a) unless permitted to do so by the written consent of holders holding at least a majority (by number of shares) of the Registrable Securities proposed to be sold in such registration, which consent shall not unreasonably be withheld, it being understood and agreed that such holders shall not be deemed to be unreasonable if they in their good faith judgment believe that the inclusion of the securities of any such other Person will adversely affect the price or marketability of the shares such holders of Registrable Securities or the Company propose to sell in such registration.

          (f) Effective Registration Statement. A registration required under
Section 3.1(a) will not be deemed to have been effected unless it has become effective for the period specified in Section 3.3(b). Notwithstanding the preceding sentence, a registration required under Section 3.1(a) that does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the holder or holders of Registrable Securities requesting the registration shall be deemed to have been effected by the Company at the request of such holder or holders.

          (g) Pro Rata Allocation.

          (i) If any registration statement made pursuant to Section 3.1(a) involves an underwritten offering and the managing underwriter of such offering (or, in connection with an offering that is not underwritten, an investment banker) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the largest number that can be sold in an orderly manner in such offering without adversely affecting the price range of such offering, the Company shall include in such registration:

               (A) first, all shares of Registrable Securities requested to be included in such registration pursuant to Section 3.1(a) or Section 3.1(b);

               (B) second, to the extent that the number of securities to be registered pursuant to clause (A) is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the selling holders of Registrable Securities, securities that the Company proposes to register; and

               (C) third, if permitted by the holders of Registrable Securities pursuant to Section 3.1(e), any other holders.

          (ii) The securities to be included in any such registration pursuant to Section 3.1(g)(i)(A) and, except as otherwise contractually required as of the date hereof, Section 3.1(g)(i) (C) shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to such clause on the basis of the number of securities requested to be included by such holders; provided that, insofar as the requisite holders of CDR Securities request a registration pursuant to Section 3.1(a) that would otherwise be subject to pro rata allocation in accordance with this sentence, and unless otherwise consented to by such holders, the FIS Securities included in such registration shall not exceed 50% of the number of securities included in such registration.

          (iii) If a request for registration pursuant to Section 3.1 is made by the Requisite Percentage of CDR Securitiesholders and

               (A) the holder or holders of CDR Securities requesting such registration are unable to sell at least 75% of the number of securities they requested to be included therein by virtue of the inclusion of other holders of the Company's securities included in such offering; and

               (B) the number of FIS Securities included in such registration exceeds 25% of the number of securities included in such registration;

          then such request for registration shall not be deemed exercised by the holders of the CDR Securities for purposes of Section 3.1(b)(z) but instead shall be deemed exercised by the holders of the FIS Securities for purposes of Section 3.1(b)(z).

          (iv) If a request for registration pursuant to Section 3.1 is made by the Requisite Percentage of FIS Securitiesholders and

               (A) the holder or holders of FIS Securities requesting such registration are unable to sell at least 50% of the number of securities they requested to be included therein by virtue of the inclusion of other holders of the Company's securities included in such offering; and

               (B) the number of CDR Securities included in such registration exceeds 50% of the number of securities included in such registration;

          then such request for registration shall not be deemed exercised by the holders of the FIS Securities for purposes of Section 3.1(b)(z) but instead shall be deemed exercised by the holders of the CDR Securities for purposes of Section 3.1(b)(z).

          3.2. Piggyback Registration. If the Company at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it will at such time give prompt written notice to all holders of Registrable Securities of its intention to do so and, upon the written request of any holder of Registrable Securities given to the Company within 30 days after the Company has given any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

          (a) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Board shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities to request that a registration be effected under
Section 3.1; and

          (b) if the Company shall be advised in writing by the managing underwriters (or, in connection with an offering which is not underwritten, by an investment banker) that in their or its opinion the number of securities requested to be included in such registration (whether by the Company, pursuant to this Section 3.2 or pursuant to any other rights granted by the Company to a holder or holders of its securities to request or demand such registration or inclusion of any such securities in any such registration) exceeds the largest number that can be sold in an orderly manner in such offering without adversely affecting the price range of such offering,

          (i) The Company shall include in such registration the number of Registrable Securities equal to the lesser of (x) the total number of Registrable Securities so requested to be included in such registration, and (y) 25% of the largest number of securities that in the opinion of such underwriters or investment bank, as the case may be, can be sold in an orderly manner in such offering without adversely affecting the price range of such offering and the Company shall not include in such registration any securities (other than securities being sold by the Company in accordance with clause (ii) below) so requested to be included other than Registrable Securities, unless all Registrable Securities requested to be so included are included therein; and

          (ii) The Company may include in such registration up to the number of securities proposed to be sold by the Company, less the number of Registrable Securities to be registered pursuant to clause (i) above.

          If, pursuant to clause (i) above, less than all of the Registrable Securities requested to be included in any Company offering are to be included in such offering, the number of shares of Registrable Securities included in such offering shall be allocated 50% among the holders of FIS Securities requested to be included therein (pro rata among such holders on the basis of the number of FIS Securities requested to be so included) and 50% among the holders of CDR Securities requested to be included therein (pro rata among such holders on the basis of the number of CDR Securities requested to be so included), provided that, in the case of a registration initially requested or demanded by a holder or holders of securities other than Registrable Securities, pursuant to a contractual registration obligation, the holders of the Registrable Securities requested to be included therein and the holders of such other securities shall share pro rata (based on the number of shares if the requested or demanded registration is to cover only Common Stock and, if not, based on the proposed offering price of the total number of securities included in such offering requested to be included therein). Any registration agreement hereinafter entered into by the Company with respect to any of its securities shall include provisions consistent with the foregoing.

          The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.2, except to the extent payment of such Registration Expenses by Person other than holders of Registrable Securities is contractually required. No registration effected under this Section 3.2 shall relieve the Company from its obligation to effect registrations upon request under Section 3.1.

          To the extent that, in any registration to which this Section 3.2(b) applies in which they have included Registrable Securities, the net proceeds received by the CDR Securitiesholders equals or exceeds $30 million, then such registration shall be deemed to have been requested by the CDR Securitiesholders for purposes of clause (z) of Section 3.1(b). To the extent that, in any registration to which this Section 3.2(b) applies in which they have included Registrable Securities, the net proceeds received by the FIS Securitiesholders equals or exceeds $30 million, then such registration shall be deemed to have been requested by the FIS Securitiesholders for purposes of clause (z) of Section 3.1(b).

          3.3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 and 3.2, the Company will promptly:

          (a) subject to clauses (x), (y) and (z) of Section 3.1(b), prepare and file with the Securities and Exchange Commission as soon as practicable and in any event within 90 days, after receipt of a request pursuant to Section 3.1 a registration statement with respect to such securities, make all required filings with the NASD and use best efforts to cause such registration statement to become effective at the nearest practicable date;

          (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and such other documents as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

          (c) furnish to counsel (if any) selected by the holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement and to counsel for the underwriters in any underwritten offering copies of all documents proposed to be filed with the Securities and Exchange Commission (including all documents to be filed on a confidential basis) in connection with such registration, which documents will be subject to the review of such counsel; the Company shall not file any registration statement or prospectus or any amendments or supplements thereto pursuant to a registration under Section 3.1(a) if the holders of a majority of the Registrable Securities covered by such registration statement, their counsel, or the underwriters, if any, shall reasonably object in writing;

          (d) furnish to each seller of such securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case, including all exhibits and documents filed therewith (other than those filed on a confidential basis), except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

          (e) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

          (f) furnish to each seller a signed counterpart, addressed to the sellers, of

          (i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement, and

          (ii) a "comfort" letter signed by the independent public accountants who have issued an audit report on the Company's financial statements included in the registration statement, subject to such seller having executed and delivered to the independent public accountants such certificates and documents as such accountants shall reasonably request, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public Offerings of securities;

          (g) (i) notify each seller of any securities covered by such registration statement if such registration statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the Securities and Exchange Commission a post-effective amendment to such registration statement and use best efforts to cause such post-effective amendment to become effective such that such registration statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, if the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as is practicable, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

          (i) notify each seller of any securities covered by such registration statement (i) when such registration statement, or any post-effective amendment to such registration statement, shall have become effective, or any amendment of or supplement to the prospectus used in connection therewith shall have been filed, (ii) of any request by the Securities and Exchange Commission to amend such registration statement or to amend or supplement such prospectus or for additional information, (iii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus, and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

          (j) use its best efforts (i) (x) to list such securities on any securities exchange on which the Common Stock is then listed or, if no Common Stock is then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange or (y) if such listing is not practicable or the Board determines that quotation as a NASDAQ National Market System security is preferable, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD,
(ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and (iii) to obtain a CUSIP number for the Registrable Securities; and

          (k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus.

          The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

          The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law.

          By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company pursuant to Section 3.3(g), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder shall have received, in the case of clause (i) of Section 3.3(g), notice from the Company that such registration statement has been amended, as contemplated by Section 3.3(g), and, in the case of clause (ii) of Section 3.3(g), copies of the supplemented or amended prospectus contemplated by Section 3.3(g). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.3(g).

          Notwithstanding any other provision of this Agreement, the parties hereto acknowledge that the Company shall have no obligation to prepare or file any registration statement prior to the time that financial information required to be included therein is available for inclusion therein.

          3.4. Underwritten Offerings. The provisions of this Section 3.4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 3.1 through 3.3, to any registration which is an underwritten offering.

          (a) Underwritten Offerings Exclusive. Whenever a registration requested pursuant to Section 3.1 is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration.

          (b) Underwriting Agreement. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 3.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the holders of a majority (by number of shares) of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 3.7, provisions for the delivery of officers' certificates, opinions of counsel and accountants' "comfort" letters and hold-back arrangements. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. If any condition to the obligations under such underwriting agreement are not met or waived, and such failure to be met or waived is not attributable to the fault of the holders of Registrable Securities requesting a demand registration pursuant to Section 3.1(a), such request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section
3.1. No such holder of Registrable Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Section 3.4(e) and representations, warranties or agreements regarding such holder and such holder's intended method of distribution.

          (c) Selection of Underwriters. Whenever a registration requested pursuant to Section 3.1 is for an underwritten offering, the holders of a majority of the shares requested to be included in such registration will have the right to select one or more underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing reasonably satisfactory to the Company. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the Company will have the right to select one or more underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing.

          (d) Incidental Underwritten Offerings. Subject to the provisions of the proviso to the first sentence of Section 3.2, if the Company at any time proposes to register any of its equity securities under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will give prompt written notice to all holders of Registrable Securities of its intention to do so and, if requested by any holder of Registrable Securities, will arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among those to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No such holder of Registrable Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Section 3.4(e) and representations, warranties or agreements regarding such holder and such holder's intended method of distribution.

          (e) Hold Back Agreements. If and whenever the Company proposes to register any of its equity securities under the Securities Act, whether or not for its own account (other than pursuant to a Special Registration), or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, each holder of Registrable Securities, if required by the managing underwriter, agrees by acquisition of such Registrable Securities not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company during the 20 day period prior to or the 90 day period following the effective date of such registration, provided that each holder of Registrable Securities further agrees that, if required by the managing underwriter for such registered offering, such holder shall not effect any such public sale or distribution during the 180 day period following the effective date of such registration, or during such lesser period that is applicable to any securities held by the

Company's officers and directors, and the Company agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased or acquired from the Company at any time other than in a Public Offering to enter into a similar agreement with the Company.

          3.5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Securities and Exchange Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          3.6. Other Registrations. The Company shall not be required to effect more than two demand registrations of any Registrable Securities under the Securities Act pursuant to Section 3.1 (excluding any such registration that is withdrawn or abandoned) within any 18-month period. The Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, for 180 days after, and during the 20 days prior to, the effective date of any registration effected pursuant to Sections
3.1 or 3.2 hereunder, if so required by the managing underwriter.

          3.7. Indemnification.

          (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, the Company will indemnify and hold harmless the seller of such securities, its directors, officers, and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls such seller or any such participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller or participating person expressly for use in the preparation thereof and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the seller of Registrable Securities thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such seller with a sufficient number of copies of the same or if the seller received notice from the Company of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and the seller continued to dispose of Registrable Securities prior to the time of the receipt of either (A) an amended or supplemented prospectus which completely corrected such untrue statement or omission or (B) a notice from the Company that the use of the existing prospectus may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, participating person or controlling person and shall survive the transfer of such securities by such seller.

          (b) Indemnification by the Sellers. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, each of the prospective sellers of such securities, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls the Company or any such participating person within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or (ii) any omission or alleged omission to state a fact with respect to such seller required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the seller will reimburse the Company and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the liability of each such seller will be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 3.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party hereunder, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.7. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 3.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

          (e) Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 3.7(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 3.7 if such indemnification were enforceable under applicable law.

          (f) Officers and Directors. As used in this Section 3.7, the terms "officers" and "directors" shall include the partners of the holders of Registrable Securities which are partnerships and the trustees and beneficiaries of the holders of Registrable Securities which are trusts.

          4. Miscellaneous.

          4.1. Rule 144; Legended Securities; etc.

          (a) The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any holder of Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Rule 145), and shall take such further action as any such holder may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 145. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

          (b) The Company shall issue new certificates for Registrable Securities without a legend restricting further transfer if (i) such securities have been sold to the public pursuant to an effective registration statement under the Securities Act (other than Form S-8 if the holder of such Registrable Securities is an Affiliate of the Company) or Rule 144, or (ii) (x) such issuance is otherwise permitted under the Securities Act, (y) the holder of such shares has delivered to the Company an opinion of counsel to such effect and (z) the holder of such shares expressly requests the issuance of such certificates in writing.

          4.2. Amendments and Waivers. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of (a) the holder or holders of a majority (by number of shares) of the FIS Securities at the time outstanding to the extent such amendment, action or omission to act is likely to adversely affect the rights or benefits of the holders of the FIS Securities under this Agreement, and (b) the holder or holders of a majority (by number of shares) of the CDR Securities at the time outstanding to the extent such amendment, action or omission to act is likely to adversely affect the rights or benefits of the holders of the CDR Securities under this Agreement. The Company shall furnish to FIS and CDR a copy of any amendment or consent prior to the execution thereof, and the determination by FIS and CDR as to whether such consent is likely to adversely affect the rights and benefits of the holders of the FIS Securities or the CDR Securities, respectively, will be conclusive and binding upon the Company and the holders of all Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4.2, whether or not such Registrable Securities shall have been marked to indicate such consent. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or parties granting such waiver in any other respect or at any other time.

          4.3. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

          4.4. Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

          4.5. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, the Fund or the other parties hereto, as the case may be, at the following addresses or to such other address as the Company, the Fund or the other parties hereto, as the case may be, shall specify by notice to the others:

                  (i)      if to the Company, to it at:

                                    Covansys Corporation
                                    32605 West Twelve Mile Road
                                    Farmington Hills, Michigan 48334-3339
                                    Attention:  General Counsel

                  Copy to
                                    Butzel Long
                                    150 West Jefferson
                                    Suite 100
                                    Detroit, Michigan 48226-4450
                                    Attention:  Arthur Dudley, Esq.
                                    Facsimile:  (313) 225-7080
                                    Telephone: (313) 225-7000

                  (ii)     if to CDR, to:

                                    CDR-Cookie Acquisition, L.L.C.
                                    c/o Clayton, Dubilier & Rice Fund VI
                                        Limited Partnership
                                    c/o CD&R Associates VI Limited Partnership
                                    1403 Foulk Road, Suite 106
                                    Wilmington, Delaware 19803

                  Copy to

                                    Clayton, Dubilier & Rice, Inc.
                                    375 Park Avenue, 18th Floor
                                    New York, New York  10152
                                    Attention:  David Wasserman
                                    Facsimile:  (212) 407-5270
                                    Telephone:  (212-407-5200

                  and

                                    Debevoise & Plimpton LLP
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attention:  Franci J. Blassberg, Esq.
                                    Facsimile:  (212) 909-6836
                                    Telephone:  (212) 909-6000

                  (iii)    if to FIS, to:

                                    Fidelity Information Services, Inc.
                                    c/o Fidelity National Financial, Inc.
                                    601 Riverside Drive, 12th Floor
                                    Jacksonville, FL  32204
                                    Attention:  Christopher A. Rose, Esq.
                                    Facsimile:  (904) 357-1026
                                    Telephone:  (904) 854-8544

                  Copy to

                                    Morgan, Lewis & Bockius LLP
                                    One Oxford Centre
                                    Thirty-Second Floor
                                    Pittsburgh, PA 15219
                                    Attention:  Kimberly A. Taylor, Esq.
                                    Facsimile:  (412) 560-3399
                                    Telephone:  (412) 560-3322

          All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third Business Day after the mailing thereof.

          4.6. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

          4.7. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          4.8. Stock Splits, etc. Each party hereto agrees that it will vote to effect a stock split (forward or reverse, as the case may be) with respect to any Registrable Securities in connection with any registration of such Registrable Securities hereunder, or otherwise, if the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in their or its opinion such a stock split would facilitate or increase the likelihood of success of the offering. Each party hereto agrees that any number of shares of Common Stock referred to in this Agreement shall be equitably adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

          4.9. Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earliest of (a) its termination by the consent of the parties hereto or their respective successors in interest,
(b) the date on which no Registrable Securities remain outstanding, (c) the dissolution, liquidation or winding up of the Company and (d) the Termination Date.

          4.10. Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

          4.11. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not -------- affect the meaning or interpretation of this Agreement.

          4.12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

          4.13. Governing Law. This agreement shall be governed in all respects, including as to validity, interpretation and effects, by the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the federal courts of the United States of America, in each case located in the State, City and County of New York, solely in respect of the interpretation and enforcement of the provisions of this agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.5, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

          4.14. Waiver of Jury Trial. EACH OF THE PARTIES AGREES AND ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.

          4.15. No Third Party Beneficiaries. Except as provided in Sections 3.7 and 4.4, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto, each such party's respective successors and permitted assigns.

            [the remainder of this page is intentionally left blank]

          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                      COVANSYS CORPORATION


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                      CDR -COOKIE ACQUISITION, L.L.C.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                      FIDELITY INFORMATION SERVICES, INC.


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:

                            STOCK PURCHASE AGREEMENT

                               Exhibits 6.2(c)(ii)
                              Standstill Agreement




                      (See Exhibit 4 to the Schedule 13D)

                            STOCK PURCHASE AGREEMENT

                              Exhibits 6.2(c)(iii)
                          Vattikuti Purchase Agreement




                      (See Exhibit 2 to the Schedule 13D)

                            STOCK PURCHASE AGREEMENT

                               Exhibits 6.2(c)(iv)
                           Vattikuti Voting Agreement

                                                                 Execution Copy


                                VOTING AGREEMENT


                                  by and among


                              RAJENDRA B. VATTIKUTI

                                       and

                        THE RAJENDRA B. VATTIKUTI TRUST,

                                       and

                              COVANSYS CORPORATION


                           Dated as of April 26, 2004

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT, dated as of April 26, 2004 (as amended or supplemented from time to time, this "Agreement"), is entered into by and among Rajendra B. Vattikuti ("RBV"), and The Rajendra B. Vattikuti Trust, established pursuant to the Second Amendment and Restatement of Revocable Living Trust Agreement, dated as of February 1, 1995 (the "RBV Trust"), and Covansys Corporation, a Michigan corporation (the "Corporation"). Each of RBV and the RBV Trust are sometimes referred to herein as a "Shareholder" and collectively as the "Shareholders." Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in Article 6 hereof.

                                   WITNESSETH

         WHEREAS, concurrently with the execution of this Agreement, the Corporation is entering into a Stock Purchase Agreement of even date herewith (the "SPA") with Fidelity Information Services, Inc. (the "Purchaser"), pursuant to which the Purchaser is acquiring the Shares (as defined in the SPA) and warrants to purchase additional Common Stock of the Corporation;

         WHEREAS, concurrently with the execution of this Agreement, the Shareholders are entering into the Vattikuti Purchase Agreement and the Vattikuti Shareholders' Agreement with the Purchaser;

         WHEREAS, after the consummation of the Vattikuti Purchase Agreement, the Shareholders will collectively own 6,311,759 shares of common stock, without par value ("Common Stock"), of the Corporation (such shares of Common Stock, together with any other shares of voting capital stock of the Corporation acquired by either Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "RBV Shares"); and

         WHEREAS, the execution and delivery of this Agreement in form and substance satisfactory to the Corporation, with respect to certain voting, standstill and other matters is a condition precedent to the obligations of the Corporation under the SPA.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

                                    ARTICLE 1

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholders represent and warrant to the Corporation as follows:

         1.1 Authorization, etc. Each Shareholder has the requisite power, authority and legal capacity to execute, deliver and perform and to consummate the transactions

                       SIGNATURE PAGE FOR VOTING AGREEMENT
contemplated by this Agreement. Each Shareholder has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligations of each Shareholder enforceable against each Shareholder in accordance with its terms, assuming the due execution and delivery of this Agreement by the Corporation and except as such enforcement may be limited by any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally.

         1.2 No Conflicts; Consents.

         (a) Subject to the filings, notices and consents set forth on Schedule 1.2(b) hereof, the execution, delivery and performance by each Shareholder of this Agreement and the consummation of the transactions contemplated by this Agreement, do not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), or give rise to a claim or right of termination, amendment, modification, vesting, acceleration or cancellation of any right or obligation or loss of any material benefit under any Law applicable to such Shareholder or any contract, agreement, or instrument to which such Shareholder is a party.

         (b) No Shareholder is required to make any filing with or give any notice to, or obtain any Consent from, any Governmental Authority or other Person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated hereby, other than as set forth on Schedule 1.2(b) hereof.

         1.3 The RBV Shares. Each Shareholder has the sole right to vote the RBV Shares held by it, and none of the RBV Shares is subject to any agreement, arrangement or restriction with respect to the voting of such RBV Shares, except as contemplated by (a) the Vattikuti Shareholders' Agreement, (b) this Agreement, or (c) the CDR Voting Agreement.

                                    ARTICLE 2

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

         The Corporation represents and warrants to each Shareholder as follows:

         2.1 Organization and Good Standing. The Corporation has been duly organized and validly exists under the laws of the State of Michigan and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Corporation is duly qualified to transact business and is in good standing in the State of Michigan.

         2.2 Authorization, etc. The Corporation has the requisite power, authority and legal capacity and has taken all corporate action necessary to authorize the Corporation to execute, deliver and perform and to consummate the transactions contemplated by this Agreement. The Corporation has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, assuming the due execution and delivery of this Agreement by the Shareholders and except as such enforcement may be limited by any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally.

         2.3 No Conflicts; Consents. The execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated by this Agreement do not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), or give rise to a claim or right of termination, amendment, modification, vesting, acceleration or cancellation of any right or obligation or loss of any material benefit under any Law applicable to the Corporation or any contract, agreement, or instrument to which the Corporation is a party.

         (b) The Corporation is not required to make any filing with or give any notice to, or obtain any Consent from, any Governmental Authority or other Person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated hereby.

                                    ARTICLE 3

                          COVENANTS OF THE SHAREHOLDERS

         3.1 Voting for Directors of the Corporation. From the Closing and continuing until the date that is five (5) years after the Closing Date (the "Termination Date"), the Shareholders, solely in their respective capacities as Shareholders of the Corporation, agree that, at any meeting of the shareholders of the Corporation, however called, or in connection with any written consent of the shareholders of the Corporation, subject to the Corporation's compliance with Section 4.1 hereof:

         (a) Each Shareholder shall vote (or cause to be voted) the RBV Shares owned by it in favor of the directors nominated by the Board of Directors of the Corporation (the "Board") in any election of directors of the Corporation; and

         (b) Each Shareholder shall (i) on matters not involving the election of directors of the Corporation and subject to the Vattikuti Shareholders' Agreement, vote all RBV Shares owned by it in the same proportions as shares of voting capital stock of the Corporation are voted by the other shareholders of the Corporation other than the Purchaser, Clayton, Dubilier & Rice, Inc., their respective Affiliates, and any other Person initiating, proposing or otherwise soliciting shareholders of the Corporation for the approval of one or more shareholder proposals; (ii) not call, or support anyone else in seeking to call, any special meeting of shareholders of the Corporation; (iii) not seek to remove, or support anyone else in seeking to remove, without cause, any members of the Board; and (iv) not publicly announce that it is seeking a waiver of any of the provisions of this Section 3.1. Each Shareholder will cause its Affiliates (excluding the Corporation and the Foundation) to be bound by the provisions of this Section 3.1.

         3.2 Acting as a Group with the Purchaser. Except as otherwise provided in the Other Vattikuti Agreements, from the Closing and continuing until the Termination Date, the Shareholders, solely in their respective capacities as shareholders of the Corporation, agree (a) not to enter into any agreement, option, commitment, or other arrangement (including granting any proxy or entering into any profit sharing arrangement) with the Purchaser with respect to the transfer of any of the RBV Shares to any Person (other than the Purchaser), and (b) with respect to the RBV Shares, not to enter into any binding agreement, arrangement or understanding to (i) join in or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), pooling agreement, syndicate, voting trust or other arrangement, or (ii) otherwise act in concert, with any other Person (including the Purchaser but excluding any Affiliates of either Shareholder) for the purpose of acquiring, holding, voting or disposing of the RBV Shares. Except pursuant to the Vattikuti Voting Agreement and subject to
Section 3.3(b) below, neither Shareholder nor their respective Affiliates will solicit, obtain, hold or vote the written proxies of any other shareholders of the Company.

         3.3 Further Actions and Assurances.

         (a) From the Closing and continuing until the Termination Date, each Shareholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Corporation in doing, all things reasonably necessary to consummate and make effective the transactions contemplated by this Agreement.

         (b) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed in any respect as limiting any action that RBV might take, or requiring RBV to take any action, as (i) an officer of the Corporation, (ii) a director of the Corporation, or (iii) as a member of any committee of the Board, including, without limitation, any action taken at the direction of the Board or in compliance with or as an exercise of his fiduciary duties as an officer or director of the Corporation.

         3.4 Restrictive Legend. Each Shareholder agrees, within 30 days after the Closing Date, to surrender to an agent of the Corporation the certificate or certificates representing the RBV Shares owned by such Shareholder, for the sole purpose of the agent affixing thereto the following legend:

                  "THE SHARES REPRESENTED BY THIS
                  CERTIFICATE ARE SUBJECT TO A VOTING
                  AGREEMENT, DATED AS OF APRIL 26, 2004."

         The Corporation shall, or shall cause its agent to, return the certificate(s) to the Shareholders within 30 days after their receipt thereof from the Shareholders. The foregoing legend shall be removed by the Corporation by the delivery of substitute certificates without such legend within 30 days after the earlier of (a) the Termination Date and (b) the date on which this Agreement is terminated pursuant to Section 5.3.

         3.5 Continuing Disclosure. Each Shareholder shall promptly advise the Corporation with respect to any matter hereafter arising and discovered by the Shareholder that, if existing and known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach of this Agreement.

         3.6 Specific Performance. Each Shareholder acknowledges and agrees that
(a) the covenants, obligations and agreements of the Shareholders contained in this Agreement relate to special, unique and extraordinary matters, (b) the Corporation is and will be relying on such covenants in connection with entering into the SPA and the performance by the Corporation of its obligations thereunder and (c) a violation of any of the terms of such covenants, obligations or agreements will cause the Corporation irreparable injury for which adequate remedies are not available at law. Therefore, in the event of a breach by Shareholders of any obligation in this Agreement, each Shareholder agrees that the Corporation shall be entitled to seek an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary to restrain such Shareholder from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the Corporation may have.

                                    ARTICLE 4

                          COVENANTS OF THE CORPORATION

         4.1 Voting for Directors of the Shareholder. From the Closing and continuing until the earlier to occur of (a) the date on which RBV and the RBV Trust collectively cease to own more than ten percent (10%) of the outstanding voting capital stock of the Corporation, or (b) the Termination Date, the Corporation hereby agrees to cause the Board to nominate two persons designated by RBV for election to the Board (each, an "RBV Director") in any election of directors of the Corporation, one of whom shall be RBV (unless otherwise designated by RBV). The Corporation shall use its best efforts to cause the RBV Directors to be elected to the Board. If the RBV Directors are not elected to the Board, the Corporation shall take all actions permitted by law to appoint the RBV Directors to the Board. If a vacancy shall exist in the office of an RBV Director, including, without limitation, upon the death, resignation, retirement, disqualification or removal (with or without cause) of any RBV Director, RBV shall be entitled to immediately appoint a successor to fill such vacancy and the Corporation shall take all actions permitted by law to appoint such successor to the Board and, in connection with the meeting of the shareholders of the Corporation next following such appointment, RBV may designate a successor for election as a director by the shareholders and the Corporation shall use its best efforts to cause the successor to be so elected. If such successor RBV Director is not elected to the Board, the Corporation shall take all actions permitted by law to appoint the successor RBV Director to the Board.

         4.2 Further Actions and Assurances. From the Closing until the Termination Date, the Corporation shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Shareholders in doing, all things reasonably necessary to consummate and make effective the transactions contemplated by this Agreement.

         4.3 Removal of RBV Directors for Cause. The Corporation shall use its best efforts to ensure that any RBV Director is not removed without cause unless RBV expressly agrees in writing. Unless RBV expressly agrees in writing, the Corporation shall use its best efforts to ensure that no RBV Director is removed without cause.

         4.4 Matters Involving Capital Structure.

         (a) After the Closing and continuing until the earlier to occur of (i) the date on which RBV and the RBV Trust cease to own any RBV Shares or (ii) the Termination Date, if the Board shall authorize the issuance of any New Securities, then, prior to any such issuance of New Securities, the Corporation shall offer to each Shareholder the right to purchase such Shareholder's Pro Rata Share of the New Securities to be issued. Any offer of New Securities made to the Shareholders under this Section 4.4 shall be made by notice in writing (the "Subscription Notice") at least 20 business days prior to the issuance of such New Securities. The Subscription Notice shall set forth (i) the number of New Securities proposed to be issued and the terms of such New Securities, (ii) the consideration (or manner of determining the consideration), if any, for which such New Securities are proposed to be issued and the terms of payment,
(iii) the number of New Securities offered to each Shareholder in compliance with the provisions of this Section 4.4 and (iv) the proposed date of issuance of such New Securities. Not later than 10 business days after its receipt of a Subscription Notice, each Shareholder shall notify the Corporation in writing whether it elects to purchase all or any portion of the New Securities offered to such Shareholder pursuant to the Subscription Notice. If either Shareholder elects to purchase any such New Securities, the New Securities which it elects to purchase will be issued and sold to such Shareholder by the Corporation at the same time and on the same terms and conditions as the New Securities are issued and sold to other Persons. If, for any reason, the issuance of New Securities is not consummated, each Shareholder's right to its Pro Rata Share of such issuance shall lapse, subject to such Shareholder's ongoing subscription right with respect to issuances of New Securities at later dates or times.

         (b) The Corporation represents, warrants and covenants to each Shareholder that (i) upon issuance, all the shares of New Securities issued to such Shareholder pursuant to this Article 4 shall be duly authorized, validly issued, fully paid and nonassessable and will be approved (if outstanding securities of the Corporation of the same type are at the time already approved) for listing on the NASDAQ National Market or for quotation or listing on the principal trading market for the securities of the Corporation at the time of issuance; (ii) upon delivery of such shares, they shall be free and clear of all Liens and shall not be subject to any preemptive right of any other shareholder of the Corporation or any other Person; (iii) in connection with any such issuance, the Corporation shall have taken all necessary actions such that no Takeover Statute shall be applicable to any such issuance; and (iv) upon issuance, all the shares of New Securities shall have the voting and other rights attributable to the Common Stock or preferred stock under the Articles of Incorporation, as the case may be. Each share certificate representing New Securities issued or delivered by the Corporation hereunder shall bear the following legend:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

         4.5 No Inconsistent Agreements. The Corporation will not hereafter take any action or enter into any agreement which is inconsistent with the rights granted to the Shareholders pursuant to the terms of this Agreement.

         4.6 Continuing Disclosure. The Corporation shall promptly advise each Shareholder with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach or prospective breach of this Agreement.

         4.7 Specific Performance. The Corporation acknowledges and agrees that
(a) the covenants, obligations and agreements of the Corporation contained in this Agreement relate to special, unique and extraordinary matters, and (b) a violation of any of the terms of such covenants, obligations or agreements will cause each Shareholder irreparable injury for which adequate remedies are not available at law. Therefore, the Corporation agrees that each Shareholder shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Corporation from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies each Shareholder may have.

                                    ARTICLE 5

                               GENERAL PROVISIONS

         5.1 Fees and Expenses. Except as contemplated by this Agreement or any Other Vattikuti Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the Corporation shall pay up to

$100,000 of the Expenses (defined below) of the Shareholders incurred in connection with this Agreement, the SPA, the Other Vattikuti Agreements and any other agreements executed and delivered in connection with any of the foregoing. The term "Expenses" means all out-of-pocket fees, costs and other expenses incurred or assumed by the Shareholders or incurred on their behalf, including in connection with the preparation, execution and delivery of this Agreement, the SPA, the Other Vattikuti Agreements and any other agreement executed and delivered in connection with any of the foregoing.

         5.2 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the parties hereto shall use best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent practicable, the economic, business and other purposes of such void or unenforceable provision.

         5.3 Entire Agreement; Termination. This Agreement (including the documents set forth in the Exhibits and Schedules hereto) and the Other Vattikuti Agreements contain the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement shall automatically terminate and the parties shall have no obligations to each other under this Agreement, if, for any reason, the Closing does not occur or the SPA is terminated.

         5.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         5.5 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail, postage prepaid, if to:

                                the Corporation:

                              Covansys Corporation
                           32605 West Twelve Mile Road
                      Farmington Hills, Michigan 48334-3339
                       Attention: Chief Financial Officer
                           Attention: General Counsel
                             Facsimile: 248-848-0109
                             Telephone: 248-848-8660
                                 with a copy to:

                                   Butzel Long
                               150 West Jefferson
                                    Suite 100
                          Detroit, Michigan 48226-4450
                        Attention: Arthur Dudley II, Esq.
                            Facsimile: (313) 225-7080
                            Telephone: (313) 225-7000

                                 with a copy to:

                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019
           Attention: Morton A. Pierce, Esq. and Jack S. Bodner, Esq.
                            Facsimile: (212) 259-6333
                            Telephone: (212) 259-8000

                                The Shareholders:

                              Rajendra B. Vattikuti
                                 3350 Eastpointe
                        Bloomfield Hills, Michigan 48302
                            Facsimile: (248) 848-8605
                            Telephone: (248) 848-8883

                                 with a copy to:

                             Steptoe & Johnson, LLP
                           1300 Connecticut Avenue, NW
                            Washington, DC 20036-1795
                            Attn: Anja Lehmann, Esq.
                            Facsimile: (202) 261-0532
                            Telephone: (202) 429-8167

                                 with a copy to:

                                   Butzel Long
                               150 West Jefferson
                                    Suite 100
                          Detroit, Michigan 48226-4450
                        Attention: Arthur Dudley II, Esq.
                            Facsimile: (313) 225-7080
                            Telephone: (313) 225-7000

or to such other address or telex number as any party may, from time to time, designate in a written notice given in a like manner.

         5.6 Amendments; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Corporation shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Shareholder (including but limited to by any of its advisors, consultants or representatives) or by reason of the fact that the Shareholder or any of its advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate. Notwithstanding anything to the contrary in this Agreement, the Shareholders agree that any action, approval, authorization, amendment, waiver or Consent taken, given or made by the Corporation (including the Board) in respect of this Agreement or the transactions contemplated hereby shall not be effective unless such action, approval, authorization, amendment, waiver or consent shall have received the prior approval of the members of the Special Committee.

         5.7 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         5.8 Governing Law. EXCEPT TO THE EXTENT THAT THE MICHIGAN BUSINESS CORPORATION ACT, AS AMENDED, AND CASE LAW INTERPRETING THAT ACT ARE APPLICABLE TO THE CORPORATION AND THE RIGHTS OF ITS SHAREHOLDERS, THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO

IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE.

                                    ARTICLE 6

                                   DEFINITIONS


         6.1 For purposes of this Agreement, the following terms shall have the following meanings:


         Affiliate: shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement); provided, that for purposes of this Agreement only, the Corporation and its directors and executive officers shall not be deemed to be Affiliates of the Purchaser, RBV or any third party conducting a proxy solicitation with respect to the Corporation.

         Agreement: is defined in the introductory paragraph to this Agreement.

         Articles of Incorporation: is defined as the Corporation's restated articles of incorporation, as amended.

         Board: is defined in Section 3.1 of this Agreement.

         CDR Voting Agreement: is defined as the Voting Agreement, dated as of March 17, 2000, by and among RBV, the RBV Trust, CDR-Cookie Acquisition L.L.C. and CDR-Cookie Acquisition VI-A L.L.C.

         Closing: has the meaning assigned to such term in the SPA.

         Closing Date: has the meaning assigned to such term in the SPA.

         Common Stock: is defined in the recitals to this Agreement.

         Consent:  means any consent, approval, waiver or agreement.

         Contract: means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

         Corporation: is defined in the introductory paragraph to this Agreement.

         Equity Security: means (i) any Common Stock or other voting or nonvoting capital stock of the Corporation, (ii) any securities of the Corporation convertible into or exercisable or exchangeable for Common Stock or other voting or nonvoting capital stock of the Corporation, or (iii) any options, rights or warrants (or any similar securities) issued by the Corporation to acquire Common Stock or other capital stock of the Corporation.

         Exchange Act: is defined in Section 3.2 of this Agreement.

         Foundation: means The Vattikuti Foundation, a Michigan nonprofit corporation.

         Governmental Approval: means any consent, approval, authorization, waiver, permit, concession, franchise, agreement, license, exemption or order of, declaration or filing with, or report or notice to, any Governmental Authority.

         Governmental Authority: means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

         Laws: means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

         Legal Requirement: means any national, federal, state, local, municipal, cantonal, foreign, international, multinational or other administrative order, constitution, law, rule, ordinance, principle of common law, regulation, statute or treaty or any rule or policy of any securities exchange or the National Association of Securities Dealers.

         Liens:  means any liens, claims, pledges, charges and encumbrances.

         New Security: means any Equity Security issued by the Corporation after the Closing; provided that "New Security" shall not include (i) any securities issued upon conversion of any convertible Equity Security, (ii) any securities issued upon exercise of any option, warrant or other similar Equity Security in accordance with the terms thereof or (iii) any securities issued in connection with any stock split, stock dividend or recapitalization of the Corporation as long as the same is fully proportionate for each class of affected security and entails equal treatment for all shares or units of such class.

         Order: means any award, decision, injunction (preliminary or permanent), temporary restraining order, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any domestic or foreign court, administrative agency or other Governmental Body or by any arbitrator.

         Other Vattikuti Agreements: means, collectively, the Vattikuti Purchase Agreement and the Vattikuti Shareholders' Agreement.

         Person: means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

         Pro Rata Share: means, with respect to each Shareholder, the fraction of an entire issuance of New Securities, the numerator of which shall be the number of shares of Common Stock owned by such Shareholder immediately prior to such issuance of such New Securities and the denominator of which shall be the aggregate number of shares of Common Stock outstanding immediately prior to such issuance of such New Securities.

         Purchaser: is defined in the recitals to this Agreement.

         RBV: is defined in the introductory paragraph to this Agreement.

         RBV Director: is defined in Section 4.1 of this Agreement.

         RBV Shares: is defined in the recitals to this Agreement.

         RBV Trust: is defined in the introductory paragraph to this Agreement.

         Shareholder: is defined in the introductory paragraph of this Agreement.

         SPA:  is defined in the recitals to this Agreement.

         Special Committee: means from the date hereof to the Closing Date, the Special Committee of the independent directors of the Company and, from and after the Closing Date, the members of the Board who are "independent" within the meaning of NASDAQ Rule 4200 and are not designated by any of the Purchaser, Rajendra Vattikuti or CD&R-Cookie Acquisition, L.L.C.

         Subscription Notice: is defined in Section 4.4 of this Agreement.

         Takeover Statute: is defined as a "Fair price," "Moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States.

         Termination Date: is defined in Section 3.1 of this Agreement.

         Vattikuti Purchase Agreement: is defined as the Common Stock Purchase Agreement among RBV, the RBV Trust and the Purchaser of even date with this Agreement, as amended or supplemented from time to time.

         Vattikuti Shareholders' Agreement: is defined as the Shareholders' Agreement among the Shareholders and the Purchaser of even date with this Agreement, as amended or supplemented from time to time.





                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, each Shareholder and the Corporation have caused this Agreement to be duly executed with effect from the day and year first above written.


COVANSYS CORPORATION



By:
         -----------------------------------
Name:
         -----------------------------------
Title:
         -----------------------------------




THE RAJENDRA B. VATTIKUTI TRUST



By:
         -----------------------------------
Name:    Rajendra B. Vattikuti
Title:   Trustee




-------------------------------
RAJENDRA B. VATTIKUTI



-------------------------

                                 SCHEDULE 1.2(b)

                           FILINGS, NOTICES, CONSENTS


1. Any applicable requirements of the Exchange Act or any other federal or state securities laws.

2. Any filings or other requirements under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder.

3. The consents of:

     a. CDR Cookie Acquisition L.L.C. and CDR Cookie Acquisition VI-A L.L.C. under the CDR Voting Agreement.

     b. The Company under the Continuing Pledge Agreement, dated September 28, 2000, executed by RBV in favor of the Company.

     c.   Bank One, NA.

                            STOCK PURCHASE AGREEMENT

                               Exhibits 6.2(c)(v)
                        Vattikuti Shareholders Agreement



                      (See Exhibit 3 to the Schedule 13D)

                            STOCK PURCHASE AGREEMENT

                                 Exhibit 6.2(d)
          Matters to be Addressed in Legal Opinion of Butzel Long, P.C.

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan. The Company has the requisite corporate power and authority to execute and deliver the Stock Purchase Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated by the Stock Purchase Agreement and the Ancillary Agreements to which it is a party. The execution, delivery and performance by the Company of the Stock Purchase Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by the board of directors and the shareholders of the Company and no other corporate proceedings on the part of the Company or its shareholders are necessary to authorize the execution and delivery of the Stock Purchase Agreement and the Ancillary Agreements to which it is a party by the Company or the consummation of the transactions contemplated thereby. The Stock Purchase Agreement and each Ancillary Agreement to which it is a party have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Stock Purchase Agreement or such Ancillary Agreement by the other parties thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting enforcement of creditor's rights or remedies generally and (b) general principles of equity (whether such principles are considered in a proceeding at law or in equity).

      2. Neither the execution and delivery by the Company of the Stock Purchase Agreement and the Ancillary Agreements to which it is a party nor the consummation by the Company of the transactions contemplated thereby will (i) conflict with, violate or result in a breach of the articles of incorporation or bylaws of the Company or (ii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any Governmental Entity, applicable to the Company or any of its subsidiaries, except in the case of the foregoing clause (ii) for such violations or breaches which would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Company and its subsidiaries to consummate the transactions contemplated by the Stock Purchase Agreement or the Ancillary Agreements.

      3. Assuming the accuracy of the Purchaser's representation set forth in
Section 3.7(d) of the Stock Purchase Agreement, no filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any federal or Michigan court, legislative, executive or regulatory authority or agency (a "Governmental Authority") or, to our knowledge, any other person is required in connection with the execution, delivery and performance of the Stock Purchase Agreement and the Ancillary Agreements by the Company or the consummation by the Company of the transactions contemplated thereby, except such other consents, approvals, authorizations, and notifications, of or to any Governmental Authority or other person, the failure of which to be obtained or made in the aggregate would not have a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated hereby.

      4. The Shares have been duly authorized by all necessary corporate action on the part of the Company. Assuming that consideration for the Shares has been paid by the Shareholder as required by the Stock Purchase Agreement, upon issuance, the Shares will be duly authorized, validly issued and fully paid and nonassessable.

      5. The Warrants and the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company. The Warrant Shares have been validly reserved for issuance, and upon exercise of the Warrants in accordance with the terms thereof and payment of the exercise price as required thereby, the Warrant Shares will be duly authorized, validly issued and fully paid and nonassessable.

      6. Upon their issuance, pursuant to the terms of the Warrants, the Warrant Shares shall have the voting and other rights attributable to Common Stock set forth in the articles of incorporation of the Company.

                            STOCK PURCHASE AGREEMENT

                                Exhibit 6.3(c)(i)
     Matters to be Addressed in Legal Opinion of Morgan Lewis & Bockius LLP

1. The valid authorization, due execution and delivery of the Stock Purchase Agreement, the Registration Rights Agreement and the Standstill Agreement.

2. The enforceability of the Stock Purchase Agreement and the Registration Rights Agreement.

3. The absence of conflicts with laws with respect to the Stock Purchase Agreement, the Registration Rights Agreement and the Standstill Agreement

                            STOCK PURCHASE AGREEMENT

                               Exhibit 6.3(c)(ii)
  Matters to be Addressed in Legal Opinion of the Purchaser's Michigan Counsel

      1. Assuming due authorization, execution and delivery of the Standstill Agreement by the Company, the Standstill Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as they may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting enforcement of creditor's rights or remedies generally and (b) general principles of equity (whether such principles are considered in a proceeding at law or in equity).

      2. Neither the execution and delivery by the Purchaser of the Standstill Agreement nor the consummation by the Purchaser of the transactions contemplated thereby will violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any governmental entity in Michigan applicable to the Purchaser or any of its subsidiaries, except in the case of the foregoing clause (ii) for such violations or breaches which would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Purchaser and its subsidiaries to consummate the transactions contemplated by the Standstill Agreement.